UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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CIMPRESS N.V.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CIMPRESS N.V.
Hudsonweg 8
5928 LW Venlo
The Netherlands

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

Cimpress N.V. will hold its 2016 Annual General Meeting of Shareholders:

on Tuesday, November 15, 2016
at 7:00 p.m. Central European Time
at the offices of Cimpress N.V.
Hudsonweg 8
5928 LW Venlo
The Netherlands

MATTERS TO BE ACTED UPON AT THE ANNUAL GENERAL MEETING:

(1) Reappoint Paolo De Cesare to our Supervisory Board to serve for a term of four years ending on the date of our annual general meeting of shareholders in 2020;

(2) Reappoint Mark T. Thomas to our Supervisory Board to serve for a term of four years ending on the date of our annual general meeting of shareholders in 2020;

(3) Appoint Sophie A. Gasperment to our Supervisory Board to serve for a term of four years ending on the date of our annual general meeting of shareholders in 2020;

(4) Following a discussion on the application of the remuneration policy over the fiscal year ended June 30, 2016, hold a non-binding, advisory “say on pay” vote regarding the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables, and accompanying narrative disclosures in this proxy statement;

(5) Adopt our statutory annual accounts, as prepared in accordance with Dutch law, for the fiscal year ended June 30, 2016;

(6) Discharge the members of our Management Board from liability with respect to the exercise of their duties during the fiscal year ended June 30, 2016;

(7) Discharge the members of our Supervisory Board from liability with respect to the exercise of their duties during the fiscal year ended June 30, 2016;

(8) Authorize our Management Board, acting with the approval of our Supervisory Board, to repurchase up to 6,300,000 of our issued and outstanding ordinary shares (which represents approximately 20% of our 31.5 million shares outstanding as of June 30, 2016) until May 15, 2018 on the open market (including block trades that satisfy the safe harbor provisions of Rule 10b-18 pursuant to the United States Securities Exchange Act of 1934, or the Exchange Act), through privately negotiated transactions, or in one or more self-tender offers at prices per share between an amount equal to €0.01 and an amount equal to 120% of the market price of our ordinary shares on the Nasdaq Global Select Market, or Nasdaq, or any other securities exchange where our shares are then traded (the market price being deemed to be the average of the closing price on each of the consecutive days of trading during a period no shorter than one trading day and no longer than 10 trading days immediately preceding the date of repurchase, as reasonably determined by the Management Board);

(9) Renew the authorization of our Management Board, acting with the approval of our Supervisory Board, until May 15, 2018 to issue ordinary shares or grant rights to subscribe for ordinary shares up to a maximum of (i) 10% of our outstanding share capital at the time of issue for general corporate purposes including but not limited to equity compensation, acquisitions, and financings, and (ii) an additional 10% of our outstanding share capital at the time of issue in connection with our acquisition of all or a majority of the equity or assets of another entity;

(10) Renew the authorization of our Management Board, acting with the approval of our Supervisory Board, until May 15, 2018 to resolve to exclude or restrict our shareholders’ preemptive rights under Dutch law with respect to ordinary shares and rights to subscribe for ordinary shares that the Management Board may issue or grant pursuant to any authorization of our shareholders;

(11) Appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2017;

(12) Approve the new compensation program for our Supervisory Board described in this proxy statement;

(13) Approve the amendment to our 2016 Performance Equity Plan described in this proxy statement; and

(14) Transact other business, if any, that may properly come before the meeting or any adjournment of the meeting.

Our Management Board and Supervisory Board have no knowledge of any other business to be transacted at the annual general meeting.

Shareholders of record at the close of business on October 18, 2016 are entitled to vote at the annual general meeting. Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the meeting, please complete and promptly return the enclosed proxy card in accordance with the instructions that we or your bank or brokerage firm have provided. Your prompt response will ensure that your shares are represented at the annual general meeting. You can change your vote and revoke your proxy by following the procedures described in this proxy statement.

All shareholders are cordially invited to attend the annual general meeting.

By order of the Management Board,

/s/ Robert S. Keane

Chairman of the Management Board, President and
  Chief Executive Officer
[______________], 2016

CIMPRESS N.V.
Hudsonweg 8
5928 LW Venlo
The Netherlands

PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS

to be held on November 15, 2016

This proxy statement contains information about the 2016 Annual General Meeting of Shareholders of Cimpress N.V., which we refer to in this proxy statement as the annual meeting or the meeting. We will hold the annual meeting on Tuesday, November 15, 2016 at the offices of Cimpress N.V. at Hudsonweg 8, 5928 LW Venlo, the Netherlands. The meeting will begin at 7:00 p.m. Central European Time.

We are furnishing this proxy statement to you in connection with the solicitation of proxies by the Management Board of Cimpress N.V. (which is also referred to as we, us, or Cimpress in this proxy statement) for use at the annual meeting and at any adjournment of the annual meeting.

We are first mailing the Notice of Annual General Meeting, this proxy statement, and our Annual Report to Shareholders for the fiscal year ended June 30, 2016 on or about [_________], 2016.

Important Notice Regarding the Availability of Proxy Materials for the 2016 Annual General Meeting of Shareholders:

This Proxy Statement and the 2016 Annual Report to Shareholders are available for viewing, printing and downloading at http://proxy.ir.CIMPRESS.com. In addition, our statutory annual accounts and accompanying annual report, as prepared in accordance with Dutch law and including biographical information about the candidates nominated for appointment as members of our Supervisory Board, are available at our offices at the address above and for viewing, printing, and downloading at http://proxy.ir.CIMPRESS.com.

We will furnish without charge a copy of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended June 30, 2016, as filed with the United States Securities and Exchange Commission, or SEC, to any shareholder who requests it by emailing IR@cimpress.com or writing to Cimpress N.V., c/o Cimpress USA Incorporated, Attention: Investor Relations, 275 Wyman Street, Waltham, MA 02451, USA. This proxy statement and our Annual Report on Form 10-K are also available on the SEC’s web site at www.sec.gov.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At the annual meeting, our shareholders will consider and act upon the 13 proposals listed in the Notice of Annual General Meeting of Shareholders that appears on the first two pages of this proxy statement. Our Management Board and Supervisory Board are not aware of any other business to be transacted at the annual meeting.

Who can vote?

To be able to vote on the matters listed in the Notice of Annual General Meeting of Shareholders on the first two pages of this proxy statement, you must have held ordinary shares of Cimpress at the close of business on October 18, 2016, which is the record date for the annual meeting. Shareholders of record at the close of business on October 18, 2016 are entitled to vote on each proposal at the meeting. The number of outstanding ordinary shares entitled to vote on each proposal at the meeting is [______________].

How many votes do I have?

Each ordinary share of Cimpress that you owned on the record date entitles you to one vote on each matter that is voted on at the annual meeting.

Is my vote important?

Your vote is important regardless of how many ordinary shares you own. Please take a moment to read the instructions below, vote your shares, and submit your proxy as soon as possible to ensure that your shares are represented and voted at the annual meeting.

How do I vote?

If you are a holder of record and your shares are not held in “street name” by a bank or brokerage firm, you may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. For your vote to be counted at the meeting, our transfer agent, Computershare Trust Company, Inc., must receive your proxy no later than 4:00 p.m. Eastern Standard Time on the last business day before the meeting.

If the shares you own are held in street name by a bank or brokerage firm, then your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides to you. Many banks and brokerage firms offer the option of voting by mail, over the Internet, or by telephone, which will be explained in the voting instruction form you receive from your bank or brokerage firm.

The shares you own will be voted according to the instructions you return to Computershare Trust Company or your bank or brokerage firm. If you are a holder of record and sign and return the proxy card, but do not give any instructions on a particular matter to be voted on as described in this proxy statement, then the shares you own will be voted in accordance with the recommendations of our Management Board and Supervisory Board. The Management Board and Supervisory Board recommend that you vote FOR all of the proposals listed in the Notice of Annual General Meeting of Shareholders on the first two pages of this proxy statement.

If you are a record holder and attend the annual meeting in person, then you may also vote in person. If you hold your shares in street name and wish to attend the meeting or vote in person, then you must follow the instructions below under “How do I attend the meeting and vote in person?”

Can I change my vote or revoke my proxy after I have mailed my proxy card?

Yes. If your shares are held in street name by a bank or brokerage firm and you wish to revoke or change your voting instructions, then you must follow the directions you receive from your bank or brokerage firm. If you are a holder of record and your shares are not held in street name, then you can revoke your proxy and change your vote by doing any one of the following things:

•
signing another proxy card with a later date and delivering the new proxy card to our Chief Legal Officer at the offices of our subsidiary Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA no later than 4:00 p.m. Eastern Standard Time on the last business day before the meeting;

•	delivering to our Chief Legal Officer written notice no later than 4:00 p.m. Eastern Standard Time on the last business day before the meeting that you want to revoke your proxy; or

•	voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

How do I attend the meeting and vote in person?

If you wish to attend our annual meeting in Venlo, the Netherlands in person, please send our Chief Legal Officer written notice at the offices of our subsidiary Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA no later than November 10, 2016. If you need directions to the meeting, please call Investor Relations at +1 781-652-6480.

If you wish to attend the meeting and your shares are held in street name by a bank or brokerage firm, then you must provide the written notice referenced above and also bring with you to the meeting an account statement or letter from your bank or brokerage firm showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the meeting. To be able to vote your shares held in street name at the meeting, you will need to obtain a legal proxy from the holder of record, i.e., your bank or brokerage firm.

What vote is required?

Under our articles of association, holders of at least one third of our outstanding ordinary shares must be represented at the annual meeting to constitute a quorum, and the following vote is required to approve each of the proposals described in this proxy statement:

•
Proposals 1 through 3 (appointments of members of our Supervisory Board):  In accordance with our articles of association, our Supervisory Board adopted unanimous resolutions to make binding nominations of the candidates for Supervisory Board. Our shareholders may set aside any of these binding nominations only by a vote of at least two thirds of the votes cast at a meeting representing more than half of our share capital.

•
Proposal 4 (advisory “say on pay”):  This proposal requires the approval of a majority of votes cast at a meeting at which a quorum is present. This vote is non-binding and advisory in nature, but our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

•
Proposal 10 (authority to exclude or restrict pre-emptive rights): This proposal requires the approval of a majority of votes cast at a meeting at which a quorum is present, unless less than half of our issued capital is present or represented at the meeting, in which case this proposal requires a vote of at least two thirds of the votes cast.

•	Proposals 5 through 9 and 11 through 13: These proposals require the approval of a majority of votes cast at a meeting at which a quorum is present.

For all proposals, Dutch law and our articles of association provide that ordinary shares represented at the meeting and abstaining from voting will count as shares present at the annual meeting but will not count for the purpose of determining the number of votes cast. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast. “Broker non-votes” are shares that are held in street name by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

How will votes be counted?

Each ordinary share will be counted as one vote according to the instructions contained on a properly completed proxy or on a ballot voted in person at the annual meeting. Shares will not be voted in favor of a proposal if either the shareholder abstains from voting on a particular matter or the shares are broker non-votes.

Who will count the votes?

Computershare Trust Company, Inc., our transfer agent, will count, tabulate, and certify the votes.

How do the Management Board and Supervisory Board recommend that I vote on the proposals?

The Management Board and Supervisory Board recommend that you vote FOR all of the proposals listed in the Notice of Annual General Meeting of Shareholders on the first two pages of this proxy statement.

Will any other business be conducted at the meeting or will other matters be voted on?

Our Management Board and Supervisory Board do not know of any other matters that may come before the meeting. If any other matter properly comes before the meeting, then, to the extent permitted by applicable law, the persons named in the proxy card that accompanies this proxy statement may exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

Within four business days after the annual meeting, we will report the voting results on a Current Report on Form 8-K that we will file with the SEC.

How and when may I submit a shareholder proposal, including a shareholder nomination for a Supervisory Board position, for the 2017 annual general meeting?

Because we are a Dutch limited company whose shares are traded on a U.S. securities exchange, both U.S. and Dutch rules and timeframes apply if you wish to submit a candidate to be considered for election to our Supervisory Board at our 2017 annual general meeting or if you wish to submit another kind of proposal for consideration by shareholders at our 2017 annual general meeting.

Under our articles of association, if you are interested in submitting a proposal, you must fulfill the requirements set forth in our articles of association, including satisfying both of the following criteria:

•	We must receive your proposal at our registered offices in Venlo, the Netherlands as set forth below no later than 60 days before the 2017 annual general meeting, and

•	The number of ordinary shares you hold must equal at least 3% of our issued share capital.

Under our articles of association, shareholders do not have the right to nominate or appoint their own candidates for positions on our Supervisory Board directly, but if you submit information about a potential candidate for the Supervisory Board to our Nominating and Corporate Governance Committee, as described in the section of this proxy statement entitled “Supervisory Board Nomination Process,” then our Nominating and Corporate Governance Committee will consider whether he or she is appropriate for nomination to our Supervisory Board.

Under U.S. securities laws, if you wish to have a proposal included in our proxy statement for the 2017 annual general meeting, then in addition to the above requirements, you also need to follow the procedures outlined in Rule 14a-8 of the Exchange Act, and the deadline for submitting your proposal to us is earlier than the deadline specified above: For your proposal to be eligible for inclusion in our proxy statement for the 2017 annual general meeting, we must receive your proposal at our registered offices in Venlo, the Netherlands as set forth below no later than [_______], 2017.

Any proposals, nominations or notices under our articles of association or pursuant to Rule 14a-8 should be sent to:

Secretary, Cimpress N.V.
Hudsonweg 8
5928 LW Venlo
The Netherlands

With a copy to:
Chief Legal Officer
Cimpress USA Incorporated
275 Wyman Street
Waltham, MA 02451
USA

What are the costs of soliciting these proxies?

We will bear the costs of solicitation of proxies. We have retained Alliance Advisors for a fee of $10,000 plus expenses to assist us in soliciting proxies from our shareholders and to verify certain records relating to the solicitation. We and our Supervisory Board members, officers, and selected other employees may also solicit proxies by mail, telephone, e-mail, or other means of communication. Supervisory Board members, officers, and employees who help us in soliciting proxies will not be specially compensated for those services, but they may be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their solicitation. We will request brokers, custodians, and fiduciaries to forward proxy soliciting material to the owners of our ordinary shares that they hold in their names and will reimburse these entities for their out-of-pocket expenses incurred in connection with the distribution of our proxy materials.

Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to shareholders may be sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you contact us by emailing IR@cimpress.com, writing us at Investor Relations, Cimpress, 275 Wyman Street, Waltham, MA 02451 USA, or calling us at telephone no. +1 781-652-6480. If you want to receive separate copies of the proxy statement or annual report to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder if you hold your shares in street name, or you may contact us per the above if you are a holder of record.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the beneficial ownership of our ordinary shares as of September 7, 2016 by:

•	each shareholder we know to own beneficially more than 5% of our outstanding ordinary shares;

•	each member of, and nominee for appointment to, our Supervisory Board;

•	our named executive officers who are listed in the Summary Compensation Table in this proxy statement; and

•	all of our current Supervisory Board members and executive officers as a group.

Name and Address of Beneficial Owner(1)	Number of Ordinary Shares Beneficially Owned(2)	Percent of Ordinary Shares Beneficially Owned(3)
Arlington Value Capital, LLC(4)	2,364,205	7.5%
222 South Main Street, Suite 1750
Salt Lake City, UT 84101 USA

Brave Warrior Advisors, LLC(5)	2,233,496	7.1
12 East 49th Street, 14th Floor
New York, NY 10017 USA

FMR LLC(6)	2,755,650	8.7
245 Summer Street
Boston, MA 02210 USA

Janus Capital Management LLC(7)	1,733,643	5.5
151 Detroit Street
Denver, CO 80206 USA

Prescott General Partners LLC(8)	4,656,492	14.7
2200 Butts Road, Suite 320
Boca Raton, FL 33431 USA

Spruce House Investment Management LLC(9)	2,200,000	7.0
435 Hudson Street, 8th Floor
New York, NY 10014 USA

Named Executive Officers, Supervisory Board members, and Nominees for Supervisory Board
Robert S. Keane(10)(11)	3,356,179	10.1

Katryn S. Blake(11)	75,714	*

Paolo De Cesare(11)	18,061	*

Sophie A. Gasperment	—	—

John J. Gavin, Jr.(11)(12)	53,562	*

Donald R. Nelson(11)	156,744	*

Eric C. Olsen(11)	20,561	*

Sean E. Quinn(11)	574	*

Richard T. Riley(11)	70,669	*

Nadia Shouraboura(11)	3,160	*

Mark T. Thomas(11)(13)	35,378	*

Scott Vassalluzzo(11)(14)	72,834	*

Ernst J. Teunissen(15)	3,102	*

All current executive officers and Supervisory Board members as a group (11 persons) (11)	3,863,436	11.5%
_____________

*	Less than 1%

(1)	Unless otherwise indicated, the address of each executive officer and Supervisory Board member is c/o Cimpress N.V., Hudsonweg 8, 5928 LW Venlo, the Netherlands.

(2)
For each person or entity in the table above, the “Number of Shares Beneficially Owned” column may include ordinary shares attributable to the person or entity because of that holder’s voting or investment power or other relationship, as determined under SEC rules. Under these rules, a person or entity is deemed to have “beneficial ownership” of any shares over which that person or entity has or shares voting or investment power, plus any shares that the person or entity may acquire within 60 days of September 7, 2016 (i.e., November 6, 2016), including through the exercise of share options or the vesting of restricted share units. Unless otherwise indicated, each person or entity referenced in the table has sole voting and investment power over the shares listed or shares such power with his or her spouse. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named shareholder.

(3)
The percentage ownership for each shareholder on September 7, 2016 is calculated by dividing (1) the total number of shares beneficially owned by the shareholder by (2) 31,628,994, the number of ordinary shares outstanding on September 7, 2016, plus any shares issuable to the shareholder within 60 days after September 7, 2016 (i.e., November 6, 2016), including restricted share units that vest and share options that are exercisable on or before November 6, 2016.

(4)	This information is based solely upon a Schedule 13G that the shareholder filed with the SEC on February 16, 2016.

(5)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on August 10, 2016.

(6)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on February 12, 2016.

(7)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on February 16, 2016.

(8)	This information is based solely upon a Schedule 13D/A that the shareholder filed with the SEC on February 17, 2016.

(9)	This information is based solely upon a Schedule 13G/A that the shareholder filed with the SEC on February 16, 2016.

(10)
Includes an aggregate of (i) 1,576,912 shares held by irrevocable discretionary trusts and other entities established for the benefit of Mr. Keane or members of his immediate family, or the Trusts, and (ii) 74,181 shares held by a charitable entity established by Mr. Keane and his spouse. Trustees who are independent of Mr. Keane or his spouse hold exclusive voting and investment power with respect to the ordinary shares owned by the Trusts and the ordinary shares issuable pursuant to share options and restricted share units held by the Trusts; Mr. Keane and his spouse do not hold such power with respect to the Trusts. Mr. Keane and his spouse share voting and investment power with respect to the shares held by the charitable entity. Mr. Keane and his spouse disclaim beneficial ownership of the shares, share options and restricted share units held by the Trusts and the charitable entity except to the extent of their pecuniary interest therein.

(11)
Includes the number of shares listed below that each executive officer and supervisory director has the right to acquire under share options and restricted share units that vest on or before November 6, 2016:

     • Mr. Keane: 1,705,086 shares, held by the Trusts
     • Ms. Blake: 62,757 shares
     • Mr. De Cesare: 9,805 shares
     • Mr. Gavin: 24,845 shares
     • Mr. Nelson: 145,500 shares
     • Mr. Olsen: 9,805 shares
     • Mr. Quinn: 0 shares
     • Mr. Riley: 24,845 shares
     • Dr. Shouraboura: 2,653 shares
     • Mr. Thomas: 11,002 shares
     • Mr. Vassalluzzo: 2,653 shares
     • All current executive officers and supervisory directors in the aggregate: 1,998,951 shares

(12)	Includes 27,977 shares owned by a trust of which Mr. Gavin and his wife are trustees.

(13)
Includes 1,800 shares owned by a family limited liability company of which Mr. Thomas is a manager. Mr. Thomas disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(14)
Includes 2,174 shares owned directly by investment accounts established for the benefit of certain family members, with respect to which Mr. Vassalluzzo disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(15)	Mr. Teunissen resigned as Chief Financial Officer in October 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Supervisory Board members, executive officers, and the holders of more than 10% of our ordinary shares, referred to as reporting persons, to file reports with the SEC disclosing their ownership of and transactions in our ordinary shares and other equity securities. SEC regulations also require these reporting persons to furnish us with copies of all such reports that they file.

Based on written representations from the reporting persons and our review of the reports they filed, we believe that all reporting persons complied with all Section 16(a) filing requirements during our fiscal year ended June 30, 2016.

PROPOSALS 1 THROUGH 3 - APPOINT THREE MEMBERS TO OUR SUPERVISORY BOARD

The seven current members of our Supervisory Board serve for rotating terms of up to four years:

•	The terms of Paolo De Cesare and Mark T. Thomas expire at this 2016 annual general meeting.

•	The term of John J. Gavin, Jr. expires at our 2017 annual general meeting.

•	The terms of Richard T. Riley and Scott Vassalluzzo expire at our 2018 annual general meeting.

•	The terms of Eric C. Olsen and Nadia Shouraboura expire at our 2019 annual general meeting.

We are asking our shareholders to appoint Sophie A. Gasperment as a new member of our Supervisory Board and to reappoint Paolo De Cesare and Mark T. Thomas. None of the current members of our Supervisory Board or Ms. Gasperment are employees of Cimpress.

Under Dutch law and our articles of association, our Supervisory Board has the right to make binding nominations for open positions on the Supervisory Board. In accordance with the recommendation of the Nominating and Corporate Governance Committee of the Supervisory Board and pursuant to the invitation of our Management Board, the Supervisory Board has adopted unanimous resolutions to make binding nominations of Ms. Gasperment and Messrs. De Cesare and Thomas to serve as Supervisory Board members for a term of four years ending on the date of our annual general meeting of shareholders in 2020.

The Supervisory Board recommends that shareholders vote for the appointment of Ms. Gasperment because of her leadership skills and perspective, international brand-building experience, expertise in managing a portfolio of branded go-to-market businesses, and acumen in both consumer goods and retail, as well as her broader business experience in multi-cultural environments. Our Nominating and Corporate Governance Committee engaged MWM Consulting, an international recruiting firm, to assist the Committee in identifying and recruiting Ms. Gasperment for nomination to the Board.

The Supervisory Board recommends that shareholders vote for the reappointment of Mr. De Cesare because of his strong knowledge of brand and marketing strategy, his international business experience and perspective, and his operational, executive, and board experience in a variety of roles worldwide. Mr. De Cesare serves on the Nominating and Corporate Governance Committee of the Supervisory Board.

The Supervisory Board recommends that shareholders vote for the reappointment of Mr. Thomas because of his extensive strategy, investment, and international experience, which includes more than 30 years of building companies, serving on boards, and providing advice to top executives on strategic matters. Mr. Thomas chairs the Nominating and Corporate Governance Committee of the Supervisory Board and serves on the Audit and Compensation Committees.

You can find more information about Ms. Gasperment, Messrs. De Cesare and Thomas, and the other members of our Supervisory Board in the section of this proxy statement entitled “INFORMATION ABOUT OUR SUPERVISORY BOARD MEMBERS AND EXECUTIVE OFFICERS.”

The Management Board and Supervisory Board recommend that you vote FOR the appointments of Ms. Gasperment and Messrs. De Cesare and Thomas as members of our Supervisory Board.

PROPOSAL 4 - ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

At the annual meeting, we are asking our shareholders to approve the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, or CD&A, executive compensation tables, and accompanying narrative disclosures in this proxy statement. This is an advisory vote, meaning that this proposal is not binding on us, but our Compensation Committee values the opinions expressed by our shareholders and will carefully consider the outcome of the shareholder vote when making future compensation decisions for our named executive officers.

Please carefully read the CD&A section of this proxy statement. As you cast your vote on this proposal, we would like you to consider the following compensation program highlights, which are described in more detail in CD&A.

•
The total compensation package for our executive officers is weighted heavily toward compensation based on Cimpress' performance. Cimpress performed well in our fiscal year ended June 30, 2016, and our executive officers' pay reflects that performance.

•
In fiscal year 2016, under the leadership of our Compensation Committee and with input from our shareholders, we significantly redesigned our compensation program for executives and employees. Beginning with the fiscal year ending June 30, 2017, our long-term incentive compensation program will consist of performance share units granted under our new 2016 Performance Equity Plan, which are based upon performance conditions relating to the compound annual growth rate of the three-year moving average of the daily closing share price of Cimpress’ ordinary shares over a 6- to 10-year period, and cash retention bonus awards paid over several years.

•
Each year, we reach out to our major shareholders to solicit their feedback on our executive compensation design. During fiscal year 2016, we engaged our major, long-term shareholders in the design and approval phases of the new compensation program for executives and employees for fiscal years 2017 and beyond and took shareholders' feedback into account throughout the process.

•
In 2012, we granted to our executive officers multi-year, premium-priced share options designed to emphasize Cimpress' long-term performance and our growth strategy using share price as the primary performance metric. These options have an exercise price of $50.00 per share, which was significantly higher than the fair market value of our ordinary shares on the grant dates, and in addition, Robert Keane, our Chief Executive Officer, may not exercise these options unless our share price on Nasdaq is at least $75.00 on the exercise date. The Compensation Committee believes that the premium-priced share options provide strong alignment of performance-based compensation with long-term shareholder value creation, significant downside risk for the executives if Cimpress performs poorly, and significant upside potential if Cimpress performs well.

•
We no longer include excess parachute payment tax gross-up provisions in any executive retention agreements we enter into with new executives after August 1, 2012, and accordingly Sean Quinn, who was promoted to the position of Chief Financial Officer in October 2015, does not have such a provision in his executive retention agreement.

As required by Dutch law, we have a shareholder-approved Remuneration Policy that applies to our Management Board members, which you can find on the Corporate Governance page in the Investor Relations section of www.cimpress.com, and the compensation of our named executive officers is in accordance with the Remuneration Policy. This proposal provides, pursuant to Section 2:135(5a) of the Dutch Civil Code, for a discussion regarding the implementation of the remuneration policy for the Management Board. The discussion takes place on the basis of the information referred to in Section 2:383c up to and including Section 2:383e of the Dutch Civil Code, as included in the explanatory notes to the financial statements included in our Dutch statutory annual accounts for the fiscal year ended June 30, 2016. This advisory vote on executive compensation does not amend the Remuneration Policy in any way.

In 2011, a majority of our shareholders voted to hold the advisory vote to approve our executive compensation on an annual basis. Therefore, we intend to put forth at each annual general meeting of shareholders an advisory vote on the compensation of our named executive officers for the immediately preceding fiscal year.

Our Management Board and Supervisory Board recommend that you vote FOR the approval of the compensation of our named executive officers, as described in this proxy statement.

PROPOSAL 5 - ADOPT OUR ANNUAL ACCOUNTS

At the annual meeting, we are asking you to confirm and adopt our Dutch statutory annual accounts, or Annual Accounts, for the fiscal year ended June 30, 2016, which are our audited consolidated financial statements prepared in accordance with Dutch law. As a Dutch company, we are required by Dutch law and our articles of association to prepare the Annual Accounts and submit them to our shareholders for confirmation and adoption. Our Annual Accounts are different from our audited financial statements contained in our Annual Report on Form 10-K for the year ended June 30, 2016 that were prepared in accordance with United States generally accepted accounting principles, or U.S. GAAP, as required by United States law and Nasdaq listing standards for companies with securities listed on U.S. stock markets.

The Annual Accounts contain some disclosures that are not required under U.S. GAAP. In addition, the report of our Management Board that accompanies the Annual Accounts contains information included in this proxy statement and our Annual Report on Form 10-K, as well as other information required by Dutch law.

It is important that our shareholders adopt our Annual Accounts because it is a Dutch law requirement and also because we are not permitted under Dutch law to take certain corporate actions unless our Annual Accounts are adopted.

You can access a copy of the Annual Accounts through our website at http://proxy.ir.CIMPRESS.com, by emailing us at IR@cimpress.com, or by sending a written request to Investor Relations, c/o Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA.

Our Management Board and Supervisory Board recommend that you vote FOR the confirmation and adoption of the Annual Accounts.

PROPOSALS 6 AND 7 - DISCHARGE OUR MANAGEMENT BOARD AND
SUPERVISORY BOARD FROM CERTAIN LIABILITY

At the annual meeting, as permitted under Dutch law and customary for Dutch companies, we are asking you to discharge the members of our Management Board and Supervisory Board from liability with respect to the exercise of their management and supervisory duties during our fiscal year ended June 30, 2016. If our shareholders approve this discharge of liability, then our Management Board and Supervisory Board members will not be liable to Cimpress for actions that they took on behalf of the company in the exercise of their duties during fiscal 2016. However, the discharge does not apply to matters that are not disclosed to our shareholders, and it does not affect the liability, if any, of our Management Board and Supervisory Board to our shareholders. The discharge is also subject to the provisions of Dutch laws relating to liability upon bankruptcy.

Our Management Board and Supervisory Board recommend that you vote FOR the discharge of the members of our Management Board and Supervisory Board from liability as described above.

PROPOSAL 8 - RENEW OUR AUTHORIZATION TO REPURCHASE SHARES

Under Dutch law and our articles of association, our shareholders may authorize our Management Board, with the approval of our Supervisory Board and subject to certain Dutch statutory provisions, to repurchase outstanding shares on our behalf in an amount, at prices, and in the manner authorized by the shareholders. This authorization will give us the flexibility to repurchase our ordinary shares without the expense of calling further general meetings of shareholders. Under Dutch law and our articles of association, a shareholder authorization to repurchase shares may not continue for more than 18 months, but may be given on a rolling basis. On November 17, 2015, we received authorization from our shareholders to repurchase up to 6,500,000 of our issued and outstanding ordinary shares, and as of August 31, 2016, we have repurchased 156,778 ordinary shares under this authority. We are now seeking a renewal of our authorization to repurchase our ordinary shares.

Our Management Board believes that we would benefit from a renewal of the grant of authority to repurchase our ordinary shares. If the Management Board believes that our shares may be undervalued at the market levels at which they are then trading, repurchases of our share capital may represent an attractive investment for us and our shareholders. Our Management Board, with the prior approval of our Supervisory Board and within the parameters described in this proposal, would determine the number of shares repurchased, if any, and the timing and manner of any repurchases in light of prevailing market conditions, our available resources, and other factors that we cannot now predict. The repurchased shares could be used for any valid corporate purpose, including the issuance of shares under our equity compensation plans or for acquisitions, mergers or similar transactions. The reduction in our issued and outstanding shares resulting from any repurchases would increase the proportionate interest of the remaining shareholders in whatever future profits we may earn. Under Dutch law, the number of our ordinary shares that we or our subsidiaries hold may never exceed 50% of the total number of our issued and outstanding shares.

In order to provide us with maximum flexibility, we propose that our shareholders grant the Management Board, acting with the approval of our Supervisory Board, authority to repurchase up to 6,300,000 of our issued and outstanding ordinary shares (which represents approximately 20% of the 31.5 million shares outstanding as of June 30, 2016) on the open market (including block trades that satisfy the safe harbor provisions of Rule 10b-18 pursuant to the Exchange Act), through privately negotiated transactions, or in one or more self-tender offers at prices per share between an amount equal to €0.01 and an amount equal to 120% of the market price of our ordinary shares on Nasdaq or any other securities exchange where our shares are then traded (the market price being deemed to be the average of the closing price on each of the consecutive days of trading during a period no shorter than one trading day and no longer than 10 trading days immediately preceding the date of repurchase, as reasonably determined by the Management Board). This authority would begin on the date of the annual meeting and extend for 18 months until May 15, 2018.

An authorization to repurchase up to 6,300,000 of our issued and outstanding ordinary shares would not necessarily mean that we will repurchase this amount over the authorization period. We may choose to repurchase fewer than all of the shares authorized or none at all, and we are seeking this authorization to have the flexibility to make repurchases if we believe doing so would be in the best interests of Cimpress and our shareholders. Our Supervisory Board and Management Board will analyze many factors relating to a repurchase decision, including share price relative to our anticipated future cash flows, our ability to use operating cash flow or debt to repurchase the shares while taking into account our debt covenants and other uses for our cash or debt capacity, general shareholder concentration, and liquidity concerns, as well as other items.

If our shareholders do not approve this proposal, then we intend to continue to make share repurchases, if any, under the previous authorization that our shareholders approved at our November 17, 2015 annual general meeting, which will expire on May 17, 2017. If our shareholders do approve this proposal, then the repurchase authorization described in this proposal will replace the November 17, 2015 repurchase authorization, and we will make any future share repurchases pursuant to this new authorization.

Our Management Board and Supervisory Board recommend that you vote FOR the authorization of the Management Board and Supervisory Board to repurchase our issued and outstanding ordinary shares as described above.

PROPOSAL 9 - RENEW OUR AUTHORIZATION TO ISSUE ORDINARY SHARES

Dutch law and our articles of association require us to seek the approval of our shareholders each time we wish to issue new shares from our authorized share capital, unless our shareholders have previously authorized our Management Board, with the approval of our Supervisory Board, to issue shares. This authorization may not continue for more than five years, but may be given on a rolling basis. On November 17, 2015, our shareholders authorized our Management Board, with the approval of our Supervisory Board to issue ordinary shares, or grant rights to subscribe for ordinary shares, up to a maximum of 10% of our outstanding share capital at the time of issue for general corporate purposes (including but not limited to equity compensation, acquisitions, and financings) and an additional 10% of our outstanding share capital at the time of issue in connection with our acquisition of all or a majority of the equity or assets of another entity. We refer to this existing authorization as the "2015 general authorization."

In addition to and separate from the 2015 general authorization, on May 27, 2016 our shareholders authorized our Management Board, with the approval of our Supervisory Board, until May 27, 2021 to issue ordinary shares, or grant rights to subscribe for ordinary shares, pursuant to our 2016 Performance Equity Plan, up to a maximum of the number of ordinary shares issuable under that plan. We refer to this existing authorization as the "Performance Equity Plan authorization."

It is common practice for Dutch companies to seek to renew the general authorization to issue shares periodically on a rolling basis, and at this annual meeting, we are asking our shareholders, separate from and in addition to the Performance Equity Plan authorization described above, to renew the general authorization of our Management Board, with the approval of our Supervisory Board, until May 15, 2018 to issue ordinary shares, or grant rights to subscribe for ordinary shares, up to a maximum of:

•	10% of our outstanding share capital at the time of issue for general corporate purposes including but not limited to equity compensation, acquisitions, and financings; and

•	an additional 10% of our outstanding share capital at the time of issue in connection with our acquisition of all or a majority of the equity or assets of another entity.

Although we currently issue ordinary shares from our treasury account and have no plans to issue any new ordinary shares from our authorized share capital, we are seeking this authorization to maintain our flexibility to issue, or grant rights to subscribe for, 10% of our outstanding share capital at times when we believe doing so would be in Cimpress' best interests, including for equity compensation purposes, in connection with acquisitions, financings, and other transactions, and for other general corporate purposes. In addition, because an important component of our strategy is to selectively pursue acquisitions of businesses that complement or enhance our current business and operations, we are also seeking authorization to issue, or grant rights to subscribe for, up to an additional 10% of our outstanding share capital in connection with the acquisition of other entities or their assets. We believe it is important to our continued growth to retain the flexibility to issue securities in a timely manner without the delay and uncertainty of obtaining specific shareholder approval for each issuance. We are seeking authorization to issue a limited number of shares for a limited time (18 months) to balance our need for flexibility to issue new shares against the potential dilution of our shareholders. Furthermore, because our ordinary shares are listed on Nasdaq, our issuance of additional shares will remain subject to Nasdaq rules, which require, among other things, shareholder approval for the issuance of shares in excess of 20% of our shares outstanding (with several exceptions).

If our shareholders do not renew the Management Board’s authority, then the 2015 general authorization would remain in place, and we could continue to issue ordinary shares pursuant to the 2015 general authorization until it expires on May 17, 2017. If our shareholders do approve this proposal, then the authorization to issue ordinary shares described in this proposal will replace the 2015 general authorization. In any case, the Performance Equity Plan authorization will remain in place whether or not our shareholders approve this new authorization at the meeting; the new authorization to issue ordinary shares described above is separate from, and does not replace, the Performance Equity Plan authorization.

Our Management Board and Supervisory Board recommend that you vote FOR the renewal of our authorization to issue ordinary shares and grant rights to subscribe for ordinary shares as described above.

PROPOSAL 10 - RENEW OUR AUTHORIZATION TO EXCLUDE OR RESTRICT
SHAREHOLDERS' PREEMPTIVE RIGHTS

Under Dutch law, holders of our ordinary shares (other than our employees who receive ordinary shares under our equity compensation plans) would generally have a pro rata preemptive right of subscription with respect to any new ordinary shares we issue for cash or any grant of rights to subscribe for ordinary shares. A preemptive right of subscription is the right of our current shareholders to maintain their percentage ownership of Cimpress' shares by buying a proportional number of any new shares that Cimpress issues. However, Dutch law and our articles of association permit our shareholders to authorize our Management Board, with the approval of our Supervisory Board, to exclude or restrict these preemptive rights. This authorization may not continue for more than five years, but may be given on a rolling basis. We received such authorization at our last annual general meeting of shareholders on November 17, 2015, which authorization expires on May 17, 2017, and it is common practice for Dutch companies to seek to renew this authorization periodically on a rolling basis.

At the annual meeting, we are asking our shareholders to renew the authority of our Management Board, with the approval of our Supervisory Board, until May 15, 2018 to exclude or restrict preemptive rights with respect to issuances of ordinary shares or grants of rights to subscribe for ordinary shares pursuant to any authorization of our shareholders. Preemptive rights are uncommon for public companies domiciled in the United States. We believe that if we are not granted the authority to limit preemptive rights, our ability to raise capital through sales of our securities would be significantly affected because shareholders’ exercise of their preemptive rights would cause delays in a transaction and may dissuade potential buyers of our securities from entering into a transaction with us. Any limits or waivers of preemptive rights would apply equally to all holders of our ordinary shares.

If our shareholders do not renew the Management Board’s authority, then our previous authorization would remain in place, and we could continue to exclude or restrict preemptive rights pursuant to that authorization until it expires on May 17, 2017. If our shareholders do approve this proposal, then the authorization to exclude or restrict preemptive rights described in this proposal will replace the November 17, 2015 authorization.

Our Management Board and Supervisory Board recommend that you vote FOR the renewal of our authorization to exclude or restrict our shareholders' preemptive rights.

PROPOSAL 11 - APPOINT OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm for the fiscal year ending June 30, 2017 with respect to our consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles, and we are asking our shareholders to appoint PwC as our statutory auditor of Cimpress N.V. We do not expect that PwC will attend the annual meeting or be available to answer questions.

During the summer of 2014, we engaged in a rigorous request for proposal process with the participation of several auditing firms, including PwC and Ernst & Young, which had served as our independent registered public accounting firm for our fiscal year ended June 30, 2014 and previous fiscal years. Upon reviewing the proposals we received in this process, our Audit Committee selected PwC as our independent registered accounting firm for our fiscal year ended June 30, 2015 and dismissed Ernst & Young. The report of Ernst & Young as of and for our consolidated financial statements for the year ended June 30, 2014 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the year ended June 30, 2014 , and through August 15, 2014, there were no (a) disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference to the subject matter thereof in connection with its reports for such year; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

Our Management Board and Supervisory Board recommend that you vote FOR the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2017.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table presents the aggregate fees and expenses billed for services rendered by PwC for the fiscal years ended June 30, 2015 and June 30, 2016. The amounts reported for each fiscal year represent the fees and expenses for services rendered during the applicable fiscal year, regardless of when the fees and expenses were billed.

	Fiscal 2016	Fiscal 2015
Audit Fees(1)	$1,928,000	$1,933,510
Audit-Related Fees(2)	168,000	317,500
Tax Fees(3)	1,382,400	883,950
All Other Fees(4)	33,000	4,600
Total Fees	$3,511,400	$3,139,560
_____________

(1)
Audit fees and expenses consisted of fees and expenses billed for the audit of our consolidated financial statements, statutory audits of Cimpress N.V. and certain of our subsidiaries, quarterly reviews of our financial statements, and the audit of the effectiveness of internal control over financial reporting as promulgated by Section 404 of the U.S. Sarbanes-Oxley Act.

(2)
Audit-related fees and expenses consisted of fees and expenses for services that are reasonably related to the performance of the audit and the review of our financial statements and that are not reported under “Audit Fees.” These services relate principally to consultations regarding financial accounting and reporting matters and financial due diligence assistance with acquisitions.

(3)
Tax fees and expenses consisted of fees and expenses for tax compliance (including tax return preparation), tax advice, tax planning and consultation services. Tax compliance services (assistance with tax returns, tax audits and appeals) accounted for $142,000 of the total tax fees billed in fiscal 2016 and $172,680 of the total tax fees billed in fiscal 2015.

(4)
$4,600 of this amount for fiscal years 2015 and 2016 represents subscription fees for PwC's accounting research tool. The remaining $28,400 for fiscal 2016 represents fees for global mobility immigration services.

Audit Committee’s Pre-approval Policy and Procedures

Our Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our registered public accounting firm. We may not engage the independent registered public accounting firm to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. From time to time, the Audit Committee pre-approves services that are expected to be provided to Cimpress by the independent registered public accounting firm during the following 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also subject to a maximum dollar amount. At regularly scheduled meetings of the Audit Committee, management or the independent registered public accounting firm report to the Audit Committee regarding services actually provided to Cimpress.

During our fiscal year ended June 30, 2016, PwC did not provide any services to Cimpress other than in accordance with the pre-approval policies and procedures described above.

PROPOSAL 12 - APPROVE COMPENSATION PROGRAM
FOR OUR SUPERVISORY BOARD

Our Compensation Committee periodically reviews the compensation of our Supervisory Board to ensure that it is competitive and appropriate in light of the time and effort associated with serving on our Supervisory Board and the caliber of directors we seek to attract and retain. Our Supervisory Board compensation package is an important tool for helping us attract and retain talented directors who demonstrate integrity, business acumen, experience, diversity, and knowledge of our business and industry. If our Supervisory Board compensation is not market competitive, then we may have more difficulty recruiting and retaining highly qualified directors. None of our Supervisory Board members receives any other compensation from us besides the Supervisory Board compensation, and under Dutch law, no Supervisory Board member may be an employee of Cimpress.

During the spring and summer of 2016, our Compensation Committee reviewed our Supervisory Board compensation program against published surveys of compensation market data for public company boards of directors and, based on this review, redesigned the compensation of our Supervisory Board to reflect three primary goals: (1) simplify the program, (2) align the Supervisory Board's equity awards with the equity awards granted to Cimpress' executives and employees, which emphasize the long term, and (3) maintain the competitiveness of the program. Under Dutch law and our articles of association, our shareholders determine the compensation of each member of our Supervisory Board for their service as directors, and accordingly we are asking our shareholders to approve the redesigned compensation program for our Supervisory Board effective as of July 1, 2016, the beginning of our 2017 fiscal year. If approved by our shareholders, the compensation program described below will replace the current compensation program described in the section of this proxy statement entitled “Compensation of Supervisory Board Members.”

Cash Compensation

In keeping with the goal of simplicity, we would no longer pay our directors fees for attending meetings; instead, the cash component of our Supervisory Board's compensation would consist solely of the annual retainer fees described below. While these retainer fees are higher than the retainer fees we currently pay to the members of our Supervisory Board, when considered together with the elimination of the meeting fees, the new compensation program represents a modest increase over the fees we currently pay to our directors and is intended to help maintain the competitiveness of the compensation program.

All members of the Supervisory Board	$112,500 retainer per fiscal year

Chairman of the Supervisory Board	Additional $22,500 retainer per fiscal year

Audit Committee	●	$15,000 retainer per fiscal year for all committee members (including the committee chairman)
	●	Additional $22,500 retainer per fiscal year for the committee chairman

Compensation Committee	●	$10,000 retainer per fiscal year for all committee members (including the committee chairman)
	●	Additional $15,000 retainer per fiscal year for the committee chairman

Nominating and Corporate Governance Committee	●	$10,000 retainer per fiscal year for all committee members (including the committee chairman)
	●	Additional $12,500 retainer per fiscal year for the committee chairman

We would continue to reimburse our Supervisory Board for reasonable travel and other expenses incurred in connection with attending meetings of our Supervisory Board and its committees, and to pay for their tax preparation fees and filings for their Dutch income tax returns.

Performance Share Units

In keeping with the goals of aligning the Supervisory Board's equity awards with the equity awards received by Cimpress' executives and employees and maintaining the competitiveness of the compensation program, we would grant to our Supervisory Board members performance share units, or PSUs, under our 2016 Performance Equity Plan, or 2016 Plan. Under this new compensation program, Supervisory Board members would no longer receive any share options or restricted share units. PSUs granted to our Supervisory Board would have the same terms as the PSUs granted to our executives and employees, except that, if our shareholders approve the amendment to the 2016 Plan described in Proposal 13, the Supervisory Board PSUs would have the same higher performance threshold in the tenth year of the award as PSU awards granted to our Chief Executive Officer. The 2016 Plan sets forth a more challenging performance threshold in the final year of the award for PSUs granted to Robert Keane, our Chief Executive Officer, than for other participants in the 2016 Plan, and as described below and in Proposal 13, we are asking our shareholders to approve an amendment to the 2016 Plan to apply this higher performance threshold to the Supervisory Board as well.

Each incumbent Supervisory Board member would receive $112,500 of PSUs annually in connection with our annual general meeting of shareholders so long as he or she remains a director following that annual general meeting. Each new director would receive $150,000 of PSUs in connection with his or her initial appointment to the Supervisory Board. Cimpress would determine the number of PSUs to be granted to each director by dividing the applicable dollar amounts described in this paragraph by the three-year moving average of the daily closing share price of Cimpress’ ordinary shares, or 3YMA, as of the following date, which we refer to as a baseline date:

•	For incumbent directors, the baseline date is November 15 of each year, beginning with November 15, 2016 if our shareholders approve this compensation program.

•	For newly appointed directors, the baseline date is based on the date of the general meeting of shareholders at which the director is appointed:

General meeting in the months of:	Baseline date is the nearest:
June, July, or August	August 15
September, October, or November	November 15
December, January, or February	February 15
March, April, or May	May 15

PSU awards granted to our Supervisory Board would have the same terms as PSU awards granted to our executives and employees, where each PSU would represent a right to receive between 0 and 2.5 ordinary shares of Cimpress N.V. upon the satisfaction of both service-based vesting over time and performance conditions relating to the compound annual growth rate, or CAGR, of the 3YMA over a 6- to 10-year period, in accordance with the 2016 Plan. We refer to the issuance of Cimpress ordinary shares pursuant to a PSU upon satisfaction of both conditions as the Performance Dependent Issuance.

First condition to a Performance Dependent Issuance: Service-based Vesting
PSUs granted to members of our Supervisory Board would vest as to 25% of the original number of PSUs per year over the four years following the applicable annual general meeting (for PSU awards granted to incumbent directors) or the general meeting at which the Supervisory Board member was first appointed (for PSU awards granted to newly appointed directors), in each case so long as the director continues to serve on our Supervisory Board. If a director ceases to serve on the Supervisory Board, other than for cause, he or she would retain all PSUs that have satisfied the service-based vesting condition as of his or her termination date. If Cimpress achieves the performance thresholds described below, the former director would receive Cimpress ordinary shares upon settlement of the PSUs, even though he or she is no longer a member of our Supervisory Board.

Second condition to a Performance Dependent Issuance: 3YMA Performance
The performance conditions set forth in the 2016 Plan and described in more detail in Proposal 13 below would apply to the PSU awards granted to Supervisory Board members. In summary, beginning on the sixth anniversary of the baseline date for each PSU award, and on each anniversary thereafter through the tenth anniversary, we would calculate the 3YMA as of such date, which we refer to as a measurement date. On the first such measurement date that the 3YMA equals or exceeds a CAGR of 11% (or 7% on the tenth anniversary if our shareholders do not approve the amendment to the 2016 Plan described in Proposal 13 below), the 3YMA performance condition would be satisfied, and we would issue to the director the number of Cimpress ordinary shares determined by multiplying the number of vested PSUs subject to the award by the applicable performance-based multiplier set forth in the 2016 Plan. If none of the CAGR performance goals set forth in the 2016 Plan are achieved by the tenth anniversary of the baseline measurement date for the PSU award, then the PSU award would be terminated and no Cimpress ordinary shares would be issued with respect to the award.

If our shareholders do not approve the proposed new Supervisory Board compensation program, then the current Supervisory Board compensation program would remain in place, and we would continue to compensate the members of our Supervisory Board as described in the section of this proxy statement entitled “Compensation of Supervisory Board Members.”

Our Management Board and Supervisory Board recommend that you vote FOR the proposed compensation of our Supervisory Board.

PROPOSAL 13 - AMEND OUR 2016 PERFORMANCE EQUITY PLAN

As described in Proposal 12 above, we are seeking shareholder approval of a new compensation program for our Supervisory Board that includes the grant of PSU awards under our 2016 Plan. In conjunction with this new compensation program, we are also asking our shareholders to approve an amendment to the 2016 Plan that would impose a higher performance threshold on PSU awards granted to Supervisory Board members than the performance threshold for PSU awards granted to Cimpress' employees other than our Chief Executive Officer.

Under each PSU award, one unit represents a right to receive between 0 and 2.5 ordinary shares of Cimpress N.V. upon the satisfaction of both service-based vesting over time and performance conditions relating to the CAGR of our 3YMA over a 6- to 10-year period, as described in more detail below. Under the 2016 Plan, the minimum performance threshold that triggers the issuance of ordinary shares pursuant to PSU awards is an 11% 3YMA CAGR in years six through nine of each award and a 7% 3YMA CAGR in year ten of the award. However, PSU awards granted to Robert Keane have a higher performance threshold: The performance condition for Mr. Keane's PSU awards is the achievement of an 11% 3YMA CAGR in all years six through ten; unlike PSUs granted to other participants in the 2016 Plan, Mr. Keane's minimum performance threshold is not reduced in year ten.

We believe it is appropriate for PSU awards granted to our Supervisory Board members, in their supervision role over our Chief Executive Officer, to have higher performance thresholds aligned with our Chief Executive Officer's PSU awards. Accordingly, our Management Board, with the approval of our Supervisory Board and subject to shareholder approval, has adopted an amendment to our 2016 Plan that all PSU awards granted to members of our

Supervisory Board have a minimum performance threshold of an 11% 3YMA CAGR at the tenth anniversary of the baseline measurement date, instead of the 7% 3YMA CAGR threshold on the tenth anniversary that applies to other participants' PSUs.

A redlined version of the 2016 Plan showing the proposed amendment is attached as Appendix A to the electronic copy of this proxy statement filed with the SEC. You may access the 2016 Plan by viewing our proxy statement on the SEC’s web site at www.sec.gov, or you may obtain a copy by sending a written request to Cimpress N.V., c/o Cimpress USA Incorporated, Attention: Investor Relations, 275 Wyman Street, Waltham, MA 02451, USA.

If our shareholders do not approve the proposed amendment to our 2016 Plan, then the current version of the 2016 Plan would remain in place, and we would continue to grant PSU awards in accordance with the 2016 Plan. If our shareholders do not approve the amendment to our 2016 Plan but do approve the new compensation program for Supervisory Board members described in Proposal 12 above, then PSU awards granted to Supervisory Board members would have a minimum performance threshold of an 7% 3YMA CAGR on the tenth anniversary of the baseline date, and Table 2 in Schedule 1 of the 2016 Plan, which is described below, would apply to Supervisory Board PSU awards as set forth in the 2016 Plan.

Description of our 2016 Plan, as amended

The following summary of the 2016 Plan, as amended as described in this Proposal 13, is qualified in its entirety by reference to the full copy of the amended 2016 Plan attached as Appendix A to the electronic copy of this proxy statement filed with the SEC. For purposes of this summary, when we refer to our Board, we mean our Supervisory Board or our Management Board, as permitted by applicable law in any particular instance.

Type and Terms of Awards

The 2016 Plan provides for the grant of performance-based share units, or PSUs, where each unit represents a right to receive between 0 and 2.5 ordinary shares of Cimpress N.V. upon the satisfaction of both service-based vesting over time and performance conditions relating to the 3YMA CAGR over a 6- to 10-year period. We refer to the issuance of Cimpress ordinary shares pursuant to a PSU upon satisfaction of both conditions as the Performance Dependent Issuance.

First condition to a Performance Dependent Issuance: Service-based Vesting
PSUs granted to employees vest no faster than 25% per year over four years so long as the employee remains employed by Cimpress, and as described in Proposal 12 above, PSUs granted to Supervisory Board members would vest 25% per year over four years if our shareholders approve such proposal. However, service-based vesting is not sufficient for payout; PSU service-based vesting events are the dates after which the participant gains the future right to a Performance Dependent Issuance with respect to his or her then-vested PSUs, subject to achievement of the relevant performance conditions.

If a participant resigns or is terminated other than for cause, he or she would retain all PSUs that have satisfied the service-based vesting condition as of his or her resignation or termination date. If Cimpress achieves the performance thresholds described below, the former participant would receive Cimpress ordinary shares upon settlement of the PSUs, even though he or she no longer has an employment, director, or other service relationship with Cimpress.

Second condition to a Performance Dependent Issuance: 3YMA Performance
For each PSU award, we will calculate a baseline 3YMA as of a specified date at the time of grant for two purposes: to establish the number of units to be granted and to establish the baseline for future performance measurement. Beginning on the sixth anniversary of such baseline measurement date, and on each anniversary thereafter through year nine, we will calculate the 3YMA as of such date. On the first such measurement date that the 3YMA equals or exceeds a CAGR of 11%, the 3YMA performance condition would be satisfied, and we would issue to the participant the number of Cimpress ordinary shares determined by multiplying the number of PSUs subject to the award by the applicable performance-based multiplier set forth in Table 1 below.

TABLE 1:

3YMA CAGR	Multiplier to the number of PSUs subject to the award
11 to 11.99%	125.0%
12 to 12.99%	137.5%
13 to 13.99%	150.0%
14 to 14.99%	162.5%
15 to 15.99%	175.0%
16 to 16.99%	187.5%
17 to 17.99%	200.0%
18 to 18.99%	212.5%
19 to 19.99%	225.0%
20% to 25.8925%	250.0%
Above 25.8925%	Variable Cap (defined below)

If the 3YMA has not reached at least 11% on any of the sixth through ninth anniversaries of the baseline measurement date for the PSU award and thus a Performance Dependent Issuance has not yet occurred, then the threshold CAGR level for 3YMA performance at the tenth anniversary of the baseline measurement date is lowered to a 7% CAGR for participants other than Robert Keane and, if shareholders approve this amendment to our 2016 Plan, members of the Supervisory Board. If the 3YMA performance meets or exceeds a 7% CAGR on the tenth anniversary, recipients other than Mr. Keane and Supervisory Board members would still receive Cimpress ordinary shares, but at a significantly declining multiple, as set forth in Table 2 below. Table 2 does not apply to PSUs granted to Mr. Keane or, if shareholders approve this amendment to our 2016 Plan, members of the Supervisory Board, and we will use Table 1 for all measurement dates for PSUs granted to Mr. Keane and the Supervisory Board members.

TABLE 2:

3YMA CAGR	Multiplier to the number of PSUs subject to the award
11% & higher	Same as Table 1 above
10 to 10.99%	112.5%
9 to 9.99%	100.0%
8 to 8.99%	87.5%
7 to 7.99%	75.0%
Less than 7%	0%

If none of the CAGR performance goals are achieved by the tenth anniversary of the baseline measurement date for the PSU award, then the PSU award would be terminated and no Cimpress ordinary shares would be issued with respect to the award.

The 2016 Plan limits the 3YMA value of the share issuance (defined as the number of Cimpress ordinary shares to be issued multiplied by the 3YMA at the measurement date on which the Performance Dependent Issuance is triggered) to a maximum of ten times the 3YMA grant value of the PSU award (defined as the number of PSUs granted multiplied by the baseline 3YMA used for the initial grant). Therefore, in cases of a 3YMA CAGR above 25.8925%, a "Variable Cap," which is less than 250.0%, will be applied in order to achieve the fixed ten times maximum 3YMA value of the share issuance. The actual closing price of the Cimpress shares issued upon the Performance Dependent Issuance may be higher or lower than the 3YMA used to calculate the number of shares issued at such time.

PSU award holders are not entitled to voting rights with respect to their PSUs or to receive dividends or other distributions to shareholders with respect to their PSUs. Each PSU award will be evidenced in such form (written, electronic or otherwise) as the Board determines and each PSU award may contain terms and conditions in addition to those set forth in the 2016 Plan.

Authorized Number of Ordinary Shares and Share Counting

Subject to adjustment in the event of stock splits, stock dividends and other similar events, we may make awards under the 2016 Plan for up to 8,000,000 of our ordinary shares. If a PSU award terminates, expires, or is canceled, or otherwise results in ordinary shares not being issued, the unused shares covered by the PSU award are returned to the 2016 Plan and become available for the grant of future awards under the 2016 Plan. However, we will not add back to the number of ordinary shares available for the grant of awards under the 2016 Plan any ordinary shares that a participant in the plan delivers to Cimpress to satisfy tax withholding obligations, including shares retained from the award creating the tax obligation. Ordinary shares issued under the 2016 Plan may consist in whole or in part of authorized but unissued shares or treasury shares. If the Board determines that a PSU is to be settled by the issuance of authorized but unissued shares, then the Board may decide that the shares so issued will be charged at the expense of Cimpress' freely distributable reserves.

Subject to adjustment in the event of stock splits, stock dividends and other similar events, the maximum number of ordinary shares with respect which to we may grant awards to any participant (including the members of the Management Board and the members of the Supervisory Board) under the 2016 Plan is 3,000,000 shares per fiscal year.

Section 162(m) of the U.S. Internal Revenue Code.

We may grant PSU awards under the 2016 Plan that are subject to the achievement of specified performance goals designed to qualify for deduction under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. Only our Supervisory Board may make grants of performance awards to “covered employees” as defined under Section 162(m), or if our Supervisory Board contains any directors who are not outside directors as defined by Section 162(m), then a committee of our Supervisory Board solely composed of at least two outside directors may make grants of performance awards of covered employees. The performance criteria for each performance award will be based on share price in accordance with the terms described in more detail above.

With respect to any award that is intended to qualify as performance-based compensation under Section 162(m), the Supervisory Board or a committee thereof may adjust downwards, but not upwards, the number of shares payable pursuant to the award, and the Supervisory Board or committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the participant or a change in control of Cimpress, as defined in the 2016 Plan.

Eligibility to Receive Awards

Employees, officers, directors (including members of the Management Board and Supervisory Board), consultants, and advisors of Cimpress and its subsidiaries and of other business ventures in which Cimpress has a controlling interest are eligible to be granted awards under the 2016 Plan. However, an individual’s eligibility to receive an award under the 2016 Plan does not mean that he or she will receive an award in any given fiscal year, or at all.

As of June 30, 2016, approximately 1,700 people were eligible to receive awards under the 2016 Plan, including our executive officers and the non-employee directors who serve on our Supervisory Board. The granting of awards under the 2016 Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Transferability of Awards

Except as the Board may otherwise determine in its sole discretion but in compliance with all then-applicable laws and regulations, including without limitation Section 409A of the Internal Revenue Code, a person who is granted an award under the 2016 Plan may not sell, assign, transfer, pledge or otherwise encumber such award, either voluntarily or by operation of law, except by will, the laws of descent and distribution, or pursuant to a qualified domestic relations order.

Administration of the 2016 Plan

The Board administers the 2016 Plan and has the authority to grant awards and adopt, amend and repeal such administrative rules, guidelines and practices relating to the plan as it deems advisable and takes all actions and makes all decisions with respect to the 2016 Plan and any awards in its discretion. The Board may delegate its powers under the 2016 Plan to one or more committees or subcommittees of the Board, and the Board may also delegate to one or more of our officers the power to grant awards to persons eligible to receive awards under the 2016 Plan and to exercise such other powers under the 2016 Plan as the Board may determine, in each case subject to applicable law and the limitations in the 2016 Plan.

Subject to the terms of the 2016 Plan, our Board, or any committee, employee, or officer to whom our Board delegates authority, as the case may be, selects the recipients of awards, the dates upon which such awards become issuable or otherwise vest, and the terms and conditions of such awards in accordance with the terms described in more detail above, including the conditions for vesting, payout, and forfeiture. The terms of each award need not be identical, and our Board need not treat participants uniformly.

Adjustments for Changes in our Ordinary Shares and Certain Other Events

We are required to make appropriate and proportionate adjustments, in the manner determined by our Board, to the following to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in our capitalization: (i) the number and class of securities available under the 2016 Plan, (ii) the ordinary share counting rules and sublimit set forth in the 2016 Plan, (iii) the number and class of securities subject to each outstanding award, and (iv) the performance measures to which outstanding awards are subject. Except as specifically provided otherwise in an award agreement, for any merger, consolidation, share exchange, reincorporation, or other similar transaction that is not a change in control (as defined in the 2016 Plan), the acquiring or succeeding corporation will assume all awards or substitute substantially equivalent awards.

Change in Control

A change in control, as defined in the 2016 Plan, will trigger a Performance Dependent Issuance. Upon such a change in control, the PSUs that have satisfied the applicable service-based vesting conditions will be settled for the number of Cimpress ordinary shares determined per the above tables setting forth the performance-based multipliers to the number of PSUs in each award. The date of the change in control will become the measurement date for each award, even if the change in control occurs less than six years after the date of the award, and the actual price paid per share to holders of Cimpress' ordinary shares in connection with the change in control, as reasonably determined by the Board, (not the 3YMA at the date of the change in control) will be used to calculate the CAGR as of the date of the change in control relative to the baseline 3YMA for each PSU award. The percentage of the PSUs that has not satisfied the applicable service-based vesting conditions as of the change in control will be canceled in connection with the change in control in exchange for no consideration, and the participant will have no further rights with respect thereto.

Amendment and Termination

We may not grant any awards under the 2016 Plan after the expiration of 10 years from the date of shareholder approval of the plan, but previously granted awards may extend beyond that date. The Board may amend, suspend, or terminate the 2016 Plan or any portion thereof at any time, subject to shareholder approval of certain amendments. Specifically, we must obtain the approval of our shareholders for any amendment to the 2016 Plan to the extent required by Section 162(m) of the Internal Revenue Code for amendments that will affect awards that are intended to comply with Section 162(m) or if required under the rules of the Nasdaq Stock Market.

Our Management Board and Supervisory Board recommend that you vote FOR the amendment of our 2016 Performance Equity Plan.

OTHER MATTERS

Our Management Board and Supervisory Board do not know of any other matters that may come before the annual meeting. However, if any other matters are properly presented to the annual meeting, then, to the extent permitted by applicable law, the persons named as proxies may vote, or otherwise act, in accordance with their judgment on such matters.

INFORMATION ABOUT OUR SUPERVISORY BOARD MEMBERS AND EXECUTIVE OFFICERS

Our Supervisory Board:

Our Supervisory Board currently consists of seven independent, non-employee directors, and we are asking our shareholders to appoint an eighth independent, non-employee director.

Nominee for New Member of our Supervisory Board:

SOPHIE A. GASPERMENT

Ms. Gasperment, age 52, has served as Group General Manager, Financial Communication and Strategic Prospective of L’Oréal, the world’s leading beauty company, since January 2014. She has held multiple marketing and general management positions at L’Oréal since joining the company in September 1986, including Chief Executive Officer and Executive Chairman of The Body Shop International, the iconic British retailer spanning 60 countries and ca. 20,000 people strong, from July 2008 to October 2013, as well as Managing Director, L’Oréal UK and Ireland, from January 2004 to January 2008. Since June 2010, Ms. Gasperment has also served on the board of AccorHotels, a publicly traded company and a world leader in hospitality, and is currently Chair of that board's Appointments and Compensation Committee and a member of the Audit Committee. If appointed, Ms. Gasperment will bring to the Supervisory Board her leadership skills and perspective, international brand-building experience, expertise in managing a portfolio of branded go-to-market businesses, and acumen in both consumer goods and retail, as well as her broader business experience in multi-cultural environments.

Nominees for Members of our Supervisory Board whose terms expire at this annual meeting:

PAOLO DE CESARE, Director since March 2013

Mr. De Cesare, age 56, has served as Chief Executive Officer of Printemps Department Store Paris, a retailer dedicated to fashion and luxury brands with department stores in France, since September 2007. Previously, Mr. De Cesare served in various executive capacities at Procter & Gamble from 1983 to 2007, most recently as President of Procter & Gamble Global Skin Care and, prior to that, as Vice President of Procter & Gamble Far East and President Max Factor KK, the Cosmetic division of Procter in Japan. Mr. De Cesare also served on the board of Indesit Company, a publicly traded company and leading European manufacturer and distributor of domestic appliances, from 2009 until 2013. Mr. De Cesare brings to the Supervisory Board his strong knowledge of brand and marketing strategy, his international business experience and perspective, and his operational, executive, and board experience in a variety of roles worldwide.

MARK T. THOMAS, Director since November 2009

Mr. Thomas, age 62, has served as a Founder and Partner of Monitor Clipper Partners, a middle market private equity firm, since December 1997 and also serves as a member of Monitor Clipper Partners’ Investment Committee and as a director of several of its portfolio companies. In addition, Mr. Thomas was a co-founder of Monitor Company Group LP, a global strategy and marketing consulting firm, where he served in various leadership positions from 1983 to November 2012. In November 2012, Monitor Company Group LP entered into a Section 363 process under Chapter 11 of the U.S. Bankruptcy Code to sell its assets to Deloitte Consulting. The transaction was consummated in January 2013. In addition to serving on the Supervisory Board of Cimpress N.V., Mr. Thomas also serves on the supervisory board of Vistaprint B.V., a wholly owned Dutch subsidiary of Cimpress. Mr. Thomas brings to the Supervisory Board his extensive strategy, investment, and international experience, which includes more than 30 years of building companies, serving on boards, and providing advice to top executives on strategic matters.

Member of our Supervisory Board whose term will expire at our 2017 annual general meeting:

JOHN J. GAVIN, Jr., Director since August 2006

Mr. Gavin, age 61, serves on the boards of BroadSoft, Inc., a global provider of residential and business Voice over IP applications, and Varonis Systems, Inc., a provider of data governance solutions for unstructured data, and previously served on the board of Qlik Technologies Inc., a provider of business intelligence solutions, from February 2010 until the sale of the company in August 2016. Mr. Gavin previously served as Chief Financial Officer of BladeLogic, Inc., a provider of data center automation software, from January 2007 through June 2008, when it was acquired by BMC Software, and as Chief Financial Officer of Navisite, Inc., a provider of information technology hosting, outsourcing and professional services, from April 2004 through December 2006. Mr. Gavin also spent ten years at Price Waterhouse LLP, an accounting firm, in various accounting and audit positions including as Senior Manager in charge of multi-national audits. In addition to serving on the Supervisory Board of Cimpress N.V., Mr. Gavin also serves on the supervisory board of Vistaprint B.V., a wholly owned Dutch subsidiary of Cimpress. Mr. Gavin brings to the Supervisory Board his extensive experience as chief financial officer of several growing companies, as well as ten years as an independent auditor. Mr. Gavin is a certified public accountant.

Members of our Supervisory Board whose terms will expire at our 2018 annual general meeting:

RICHARD T. RILEY, Director since February 2005 and Chairman of the Supervisory Board since August 2009

Mr. Riley, age 60, served in various capacities at LoJack Corporation, a publicly traded provider of tracking and recovery systems, during the period from 2005 until 2013, including Chairman of the Board of Directors from November 2006 to May 2012; Chief Executive Officer from November 2006 to February 2008 and again from May 2010 to November 2011; and President, Chief Operating Officer and a director from February 2005 through November 2006 and again from May 2010 to November 2011. From 1997 through 2004, Mr. Riley held a variety of positions with New England Business Service, Inc., a publicly traded provider of products and services to small businesses, most recently serving as Chief Executive Officer, President, Chief Operating Officer and director. Mr. Riley also serves on the boards of Dorman Products, Inc., a supplier of original equipment automotive replacement parts, and Tupperware Brands Corporation, a direct-to-consumer marketer of various products across a range of brands and categories worldwide. In addition to serving on the Supervisory Board of Cimpress N.V., Mr. Riley also serves on the supervisory board of Vistaprint B.V., a wholly owned Dutch subsidiary of Cimpress. Mr. Riley brings to the Supervisory Board his extensive experience of leading companies as a chief executive officer and board member.

SCOTT VASSALLUZZO, Director since January 2015

Mr. Vassalluzzo, age 44, is a Managing Member of Prescott General Partners LLC ("PGP"), an investment adviser registered with the U.S. Securities and Exchange Commission that holds 14.7% of Cimpress' outstanding shares. PGP serves as the general partner of three private investment limited partnerships, including Prescott Associates L.P. (together, the "Prescott Partnerships"). Mr. Vassalluzzo joined the Prescott organization in 1998 as an equity analyst, became a general partner of the Prescott Partnerships in 2000, and transitioned to Managing Member of PGP following Prescott's reorganization in January 2012. Prior to 1998, Mr. Vassalluzzo worked in public accounting at Coopers & Lybrand (now PricewaterhouseCoopers LLP). Mr. Vassalluzzo serves on the boards of directors of Credit Acceptance Corporation, an auto finance company providing automobile loans and other related financial products, and World Acceptance Corporation, a personal installment loan company. Mr. Vassalluzzo brings to the board his advocacy for the priorities of long-termism and intrinsic value per share, his appreciation and understanding of the perspectives of our other long-term shareholders, and his experience on the boards and compensation committees of other publicly traded companies.

Members of our Supervisory Board whose terms will expire at our 2019 annual general meeting:

ERIC C. OLSEN, Director since March 2013

Mr. Olsen, age 52, has served in various roles since August 1999 at LafargeHolcim (previously Lafarge), a world leader in building materials. His current role is Chief Executive Officer of LafargeHolcim since July 2015, and he is also the chairman and Chief Executive Officer of Lafarge SA since July 2015. Immediately prior, he served as Executive Vice President, Operations from September 2013 to July 2015. Mr. Olsen was previously Executive Vice President, Organization and Human Resources, Chief Executive Officer and Executive Vice President of Lafarge North America in the United States (formerly NYSE LAF), and President, Northeast Cement Region and Senior Vice President, Purchasing of Lafarge North America in Canada. Mr. Olsen also currently serves on the boards of Ambuja Cements Ltd., one of India's leading cement manufacturers, and ACC Limited, India's foremost manufacturer of cement and ready mixed concrete. A certified public accountant, he started his career as a senior accountant at Deloitte & Touche in New York.  Mr. Olsen brings to the Supervisory Board his varied executive experience in international business, his strong background in executive talent development and executive compensation, and his expertise in finance within an international business context.

NADIA SHOURABOURA, Director since January 2015

Dr. Shouraboura, age 46, has served as the Founder and Chief Executive Officer of Hointer, Inc., a technology company that brings together the best features of virtual shopping with in-store shopping, since August 2012. Before founding Hointer, Dr. Shouraboura served on the senior management team responsible for overall direction and operations at Amazon.com, Inc. from April 2004 to August 2012, including as Technology Vice President, Global Supply Chain and Fulfillment Platform from 2008 to August 2012. Before joining Amazon.com, Dr. Shouraboura served in technology and leadership roles at Diamond Technology Partners, Mobilicity, and Exelon Corporation. Dr. Shouraboura brings to the board her strong advocacy and experience with building customer-centric company cultures and her experience in operations and technology.

Our Management Board and Executive Officers:

Our Management Board: The Management Board of Cimpress N.V. consists of four of our executive officers.

ROBERT S. KEANE, President, Chief Executive Officer, and Chairman of the Management Board

Mr. Keane, age 53, has served as our President and Chief Executive Officer since he founded Cimpress (then Vistaprint) in January 1995. Mr. Keane served as the Chairman of our Board of Directors from January 1995 to August 2009 and was appointed Chairman of the Management Board in September 2009. From 1988 to 1994, Mr. Keane was an executive at Flex-Key Corporation, an OEM manufacturer of keyboards, displays and retail kiosks used for desktop publishing. Mr. Keane holds a Bachelor of Arts in economics from Harvard College and a Masters of Business Administration from INSEAD in Fontainebleau, France. Mr. Keane’s term as a member of our Management Board will expire at our 2017 annual general meeting.

KATRYN “TRYNKA” S. BLAKE (née Shineman), Executive Vice President and President, Vistaprint Business Unit

Ms. Blake, age 42, has served as Executive Vice President and President, Vistaprint Business Unit since July 2014. Ms. Blake previously served as our Executive Vice President, Global Marketing from July 2012 to June 2014, Chief Customer Officer from June 2011 to June 2014, President of Vistaprint’s North American business unit from November 2010 to June 2012, Chief Marketing Officer of Vistaprint's North American business unit from April 2008 to November 2010, and in a variety of marketing positions since joining Cimpress in March 2004 as Director, Marketing. Before joining Cimpress, she served as a director and senior manager for PreVision Marketing from 1996 to March 2004. Ms. Blake also serves on the board of directors of UBM plc, a world-leading B2B event organiser traded on the London Stock Exchange. Ms. Blake holds a Bachelor of Arts in psychology from Cornell University and a Masters of Business Administration from Columbia Business School. Ms. Blake’s term as a member of our Management Board will expire at our 2019 annual general meeting.

DONALD R. NELSON, Executive Vice President and President, Mass Customization Platform

Mr. Nelson, age 48, has served as our President, Mass Customization Platform since July 2016 and as Executive Vice President since July 2012. Mr. Nelson previously served as our Chief Operating Officer from November 2014 to July 2016, Executive Vice President, Capabilities from July 2012 to June 2014, Chief Information Officer from May 2008 to June 2014, and Senior Vice President of Capabilities Development from July 2006 to May 2008. Before joining Cimpress, Mr. Nelson served as Chief Information Officer at Sapient, where he started in 1993 as a software engineer, then later as vice president before assuming the role of Chief Information Officer in 2001. Mr. Nelson received a Bachelor of Science in computer science from Gordon College. Mr. Nelson’s term as a member of our Management Board will expire at our 2019 annual general meeting.

WILHELM ("WILL") G.A. JACOBS, Executive Vice President and Chief Supply Chain Officer

Mr. Jacobs, age 51, has served as our Chief Supply Chain Officer since September 2015 and as Executive Vice President since July 2016. Mr. Jacobs previously served as our Senior Vice President, Manufacturing & Supply Chain from June 2014 to September 2015; as General Manager of Columbus, a major engineering and product development program, from July 2013 to June 2014; as Senior Vice President, Manufacturing Supply Chain Operations from July 2012 to June 2013; and as Vice President, Plant Director from May 2011 to December 2012. Before joining Cimpress, Mr. Jacobs served as Vice President, Operations Industrial Adhesives EMEA of Henkel

from January 2008 to April 2011. Mr. Jacobs received an Executive MBA at Henley College in the UK, an MSc IT at de Montfort University in the UK, and Bachelor ICT at Hogeschool Breda in the Netherlands. Mr. Jacobs' term as a member of our Management Board will expire at our 2018 annual general meeting.

Other Executive Officers: We have five additional executive officers who do not serve on our Management Board.

CORNELIS DAVID ("KEES") ARENDS, Executive Vice President and President, Upload and Print Business Units

Mr. Arends, age 56, has served as our Executive Vice President and President, Upload and Print Business Units since July 2016. Mr. Arends previously served as our President, European Business Units from November 2015 to July 2016. Before joining Cimpress, Mr. Arends was an entrepreneur and founder of various companies. His relationship with Cimpress goes back to 2011 when he was Chief Executive Officer and one of the shareholders of AlbumPrinter B.V. which was sold to Cimpress in October of that year. Before joining Cimpress’ executive team he served as interim Chief Executive Officer of Drukwerkdeal.nl B.V., a Cimpress company, from March 2015 to January 2016. Mr. Arends also serves on the boards of directors of several group companies of BNP Paribas Cardif, a publicly traded global insurer. Mr. Arends studied at Nijenrode Business School in Breukelen, the Netherlands.

LAWRENCE A. GOLD, Executive Vice President and Chief Legal, Talent and Sustainability Officer

Mr. Gold, age 48, has served as our Executive Vice President and Chief Legal, Talent and Sustainability Officer since July 2016. Mr. Gold previously served as our Senior Vice President and Chief Legal Officer from September 2006 to July 2016. Before joining Cimpress, Mr. Gold was in private legal practice for 14 years, most recently as a founding member of the Boston corporate department of DLA Piper. Prior to that, Mr. Gold was a partner in the corporate department of Testa, Hurwitz & Thibeault in Boston. Mr. Gold holds a Bachelor of Arts in history from the University of Pennsylvania and a Juris Doctor from the University of Chicago Law School.

ASHLEY A. HUBKA, Executive Vice President and Chief Strategy Officer

Ms. Hubka, age 43, has served as our Chief Strategy Officer since November 2015 and as Executive Vice President since July 2016. Ms. Hubka previously served as Senior Vice President, Portfolio Management and PMI from July 2015 to October 2015, Vice President, Portfolio Management and PMI from May 2014 to June 2015, and Vice President, Corporate Strategy from May 2011 to April 2014. Before joining Cimpress in 2011, Ms. Hubka was a Partner at Oliver Wyman. She previously held consulting roles at Mercer Management Consulting and The World Bank and was a director of hte U.S.-India Business Council. Ms. Hubka also serves on the board of directors of Hogg Robinson Group plc, a global corporate services provider traded on the London Stock Exchange. Ms. Hubka holds a Bachelor of Arts in philosophy from Harvard University and a Master of Arts in international relations from Johns Hopkins University.

DONALD LEBLANC, Executive Vice President and President, Vistaprint Corporate Solutions

Mr. LeBlanc, age 48, has served as our President, Vistaprint Corporate Solutions since October 2015 and as Executive Vice President since July 2016. Mr. LeBlanc previously served as our Chief Marketing Officer for the Vistaprint brand from May 2011 to October 2015. Before joining Cimpress, Mr. LeBlanc held various senior roles at Staples, including Senior Vice President of Retail Marketing and Vice President of Strategy. Mr. LeBlanc holds a Bachelor of Science from Worcester Polytechnic Institute and a Masters of Business Administration from the Tuck School at Dartmouth College.

SEAN E. QUINN, Executive Vice President and Chief Financial Officer

Mr. Quinn, age 37, has served as our Chief Financial Officer since October 2015 and as Executive Vice President since July 2016. Mr. Quinn previously served as Senior Vice President from October 2015 to July 2016, as Chief Accounting Officer from November 2014 to October 2015, as Vice President, Corporate Finance from January 2014 to October 2015, as Global Controller from April 2012 to November 2014, as Director, External Reporting & Accounting from July 2010 to April 2012, and as Senior Manager, External Reporting & Accounting from October 2009 to July 2010. Before joining Cimpress, Mr. Quinn was a Certified Public Accountant with KPMG LLP from September 2001 to October 2009 in the firm’s Philadelphia, London, and Boston offices, most recently as an Audit Senior Manager. Mr. Quinn holds a Bachelor of Science in accounting from Saint Joseph’s University.

There are no family relationships among any of the Supervisory Board members and executive officers of Cimpress. No arrangements or understandings exist between any Supervisory Board member or any person nominated for appointment as a Supervisory Board member and any other person pursuant to which such person is to be selected as a Supervisory Board member or nominee for appointment to the Supervisory Board.

CORPORATE GOVERNANCE

Board Structure

We have a two-tiered board structure consisting of a Supervisory Board and a separate Management Board. The Supervisory Board consists of our independent, non-employee directors, and the Management Board consists of members of our senior management team. The principal responsibility of the Supervisory Board is to oversee the Management Board and its management of Cimpress and, in so doing, serve the best interests of Cimpress and its stakeholders. The Supervisory Board is accountable to our shareholders. The principal responsibility of the Management Board is to manage Cimpress' operations, business, and strategy. The Management Board is accountable to both the Supervisory Board and our shareholders.

Each of our Supervisory Board and Management Board has its own chairman. The Chairman of our Supervisory Board is Mr. Riley, an independent, non-employee director, and the Chairman of our Management Board is Mr. Keane, who is also our Chief Executive Officer and President.

Governance Guidelines

We believe that good corporate governance is important to ensure that Cimpress is managed for the long-term benefit of our stakeholders, including but not limited to our shareholders. The Management Board and Supervisory Board have adopted Rules to assist each Board in the exercise of its duties and responsibilities and to serve the best interests of Cimpress and our stakeholders. The Rules for each Board provide a framework for the conduct of each Board’s business.

Among other things, the Rules for the Supervisory Board provide that:

•	a majority of the members of the Supervisory Board must be independent directors, except as permitted by Nasdaq rules;

•	the Supervisory Board must meet at least twice a year in executive session;

•	the Supervisory Board has full and free access to management and employees and, as necessary and appropriate, to hire and consult with independent advisors;

•	all members of the Supervisory Board are expected to participate in a mandatory orientation program and continuing director education on an ongoing basis; and

•
at least annually the Nominating and Corporate Governance Committee is required to oversee a self-evaluation of the Supervisory Board to determine whether the Supervisory Board and its committees are functioning effectively.

Among other things, the Rules for the Management Board provide that:

•
the Management Board is responsible for managing Cimpress, including implementing Cimpress' goals and strategy, managing risks, operating the business on a day-to-day basis, and addressing corporate social responsibility issues that are relevant to the enterprise;

•
the Management Board is responsible for determining that effective systems are in place for the periodic and timely reporting to the Supervisory Board on important matters concerning Cimpress and its subsidiaries; and

•	at least annually the Supervisory Board is required to conduct an evaluation of the Management Board to determine whether the Management Board is functioning effectively.

You can find our Rules for the Supervisory Board, our Rules for the Management Board, our Code of Business Conduct, our current articles of association, and the current charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee on the Corporate Governance Page in the Investor Relations section of www.cimpress.com, or you can request copies of these documents by emailing us at IR@cimpress.com or writing to Investor Relations, c/o Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA.

In addition, the Dutch Corporate Governance Code, or Dutch Code, applies to Cimpress. The Dutch Code emphasizes the principles of integrity, transparency, and accountability as the primary means of achieving good corporate governance. The Dutch Code includes certain principles of good corporate governance, supported by “best practice” provisions, and our Management Board and Supervisory Board agree with the fundamental principles of the Dutch Code. However, as a company whose ordinary shares are traded on Nasdaq, we are also subject to the corporate governance rules of the Nasdaq Stock Market and U.S. securities laws, and we may also choose to follow certain market practices that are common for Nasdaq-traded companies. Some of the U.S. corporate governance rules and market practices that we are required to or choose to follow conflict, in whole or in part, with the best practice provisions of the Dutch Code. As a result, we do not apply some of the Dutch best practice provisions. In accordance with the Dutch Code’s compliance principle of “apply or explain,” which permits Dutch companies to be fully compliant with the Dutch Code either by applying the Dutch best practices or by explaining why the company has chosen not to apply certain of the best practices, we are disclosing in our Dutch annual report that accompanies our Annual Accounts to what extent we do not apply provisions of the Dutch Code, together with the reasons for those deviations.

Code of Business Conduct

We have adopted a written code of business conduct that applies to our Supervisory Board, officers, and employees, a current copy of which is posted on the Corporate Governance Page in the Investor Relations section of our website, www.cimpress.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

Determination of Independence

Under Nasdaq rules, members of our Supervisory Board qualify as “independent directors” only if, in the opinion of our Supervisory Board, they do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Supervisory Board has determined that none of its members or Ms. Gasperment has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that all of its members during our fiscal year ended June 30, 2016, and Ms. Gasperment if our shareholders appoint her to the Supervisory Board, are “independent directors” as defined under Nasdaq's Marketplace Rules.

In addition, all members of our Supervisory Board satisfy the criteria for independence under the Dutch Code, other than Scott Vassalluzzo, who is a Managing Member of Prescott General Partners LLC, a major shareholder of Cimpress.

Oversight of Risk

Under the Rules for the Supervisory Board, our Supervisory Board is responsible for reviewing the integrity of our internal control and management information systems, the main risks of our business, and the design and effectiveness of our internal risk management and control systems. As set forth in its charter, our Audit Committee assists the Supervisory Board in its review and oversight of risk by reviewing our policies with respect to risk assessment and risk management, including the guidelines and policies that govern the process by which our exposure to risk is handled. The Supervisory Board and Audit Committee regularly discuss with management our major risk exposures, their potential impact on Cimpress, and the steps we take to manage them.

In addition, based on an internal risk assessment, we believe that any risks arising from our compensation programs for our employees are not reasonably likely to have a material adverse effect on Cimpress.

Supervisory Board Nomination Process

The process that our Nominating and Corporate Governance Committee follows to identify and evaluate candidates for members of our Supervisory Board includes requests to its members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Committee and the Supervisory Board.

In considering whether to recommend any particular candidate for inclusion in the Supervisory Board’s slate of nominees, the Nominating and Corporate Governance Committee applies, among other things, the criteria for Supervisory Board members set forth as an attachment to the Rules for the Supervisory Board. These criteria include among others the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of any conflicts of interest, and ability to act in the interests of all of Cimpress' stakeholders. In addition, the Rules for the Supervisory Board specify that nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law and that the Nominating and Corporate Governance Committee and Supervisory Board should consider the value of diversity on the Supervisory Board. The Committee does not assign specific weights to particular criteria, and no particular criterion other than integrity and good character is a prerequisite for each prospective nominee.

We believe that the backgrounds and qualifications of the members of our Supervisory Board, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Supervisory Board to fulfill its responsibilities. Accordingly, the Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills and backgrounds. During fiscal 2016, the Committee engaged MWM Consulting, an international recruiting firm, to assist the Committee in identifying, evaluating, and reaching out to potential candidates for the Supervisory Board.

Shareholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential candidates for the Supervisory Board by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our ordinary shares for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Chief Legal Officer, Cimpress USA Incorporated, 275 Wyman Street, Waltham, MA 02451 USA. If appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

If the Supervisory Board does not submit a binding nomination for a Supervisory Board position, then the shareholders represented at the general meeting may select a nominee. The shareholders may appoint such a nominee as a member of the Supervisory Board by the vote of at least two thirds of the votes cast at the meeting representing more than half of our share capital.

Supervisory Board Meetings and Committees

During our fiscal year ended June 30, 2016, our Supervisory Board met four times, and each of the members of our Supervisory Board attended at least 94% of the total number of meetings of the Supervisory Board and the committees of which such director was a member during the period of time he or she served on such committee. In addition, it is our policy that one or more of the members of our Supervisory Board should attend annual general meetings of shareholders to the extent practicable. Seven of the eight directors then serving on our Supervisory Board attended our 2015 annual general meeting of shareholders.

The Supervisory Board has standing Audit, Compensation, and Nominating and Corporate Governance Committees. Each committee has a charter that has been approved by the Supervisory Board, and each committee must review the appropriateness of its charter at least annually. All members of all committees are non-employee directors, and the Supervisory Board has determined that all of the members of our three standing committees are independent as defined under Nasdaq's Marketplace Rules.

Audit Committee

The current members of our Audit Committee are Messrs. Gavin (Chair), Riley, and Thomas. Our Supervisory Board has determined that Mr. Gavin qualifies as an “audit committee financial expert” under SEC rules, and all three Audit Committee members meet the SEC’s independence criteria for audit committee members. The Audit Committee met seven times during fiscal 2016. The Audit Committee’s responsibilities include:

•	retaining our independent registered public accounting firm, subject to shareholder ratification and approval;

•	approving the compensation of, and assessing (or recommending that the Supervisory Board assess) the independence of, our registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including the receipt and consideration of certain reports from the firm;

•	coordinating the Supervisory Board’s oversight of our internal control over financial reporting and disclosure controls and procedures;

•	overseeing our internal audit function;

•	establishing procedures for the receipt, retention, and treatment of accounting-related complaints and concerns;

•	reviewing and approving any related person transactions;

•	meeting independently with our independent registered public accounting firm and management; and

•	preparing the Audit Committee report included in this proxy statement.

Compensation Committee

The current members of the Compensation Committee are Messrs. Vassalluzzo (Chair), Olsen, and Thomas, and all three Compensation Committee members meet Nasdaq's independence criteria for compensation committee members. The Compensation Committee met four times during fiscal 2016. The Compensation Committee’s responsibilities include:

•	reviewing and approving, or making recommendations to the Supervisory Board with respect to, the compensation of our Chief Executive Officer and our other executive officers;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to the Supervisory Board with respect to Supervisory Board compensation;

•
reviewing and discussing with management the Compensation Discussion and Analysis section of the proxy statement and considering whether to recommend to the Supervisory Board that the Compensation Discussion and Analysis be included in the proxy statement; and

•	preparing the Compensation Committee report included in this proxy statement.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Messrs. Thomas (Chair), De Cesare, and Riley and Ms. Shouraboura. The Nominating and Corporate Governance Committee met twice during fiscal 2016. The responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying individuals qualified to become Supervisory Board members;

•	recommending to the Supervisory Board the persons to be nominated for appointment as members of the Supervisory Board and the Management Board and to each of the Supervisory Board’s committees;

•	overseeing an annual evaluation of the Supervisory Board, the Management Board and all committees of the Supervisory Board to determine whether each is functioning effectively;

•	overseeing succession planning for the Supervisory Board; and

•	reviewing and assessing the adequacy of the Rules of the Supervisory Board and of the Management Board.

Report of the Audit Committee

The Audit Committee has reviewed Cimpress' audited consolidated financial statements for the fiscal year ended June 30, 2016 and has discussed these financial statements with Cimpress' management and PricewaterhouseCoopers LLP, our independent registered public accounting firm for fiscal 2016.

The Audit Committee has also received from, and discussed with, PwC various communications that PwC is required to provide to the Audit Committee, including the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees, as in effect for Cimpress' fiscal year 2016.

PwC also provided the Audit Committee with the written disclosures and the letter required by PCAOB Rule 3526 (Communicating with Audit Committees Concerning Independence), as modified or supplemented. The Audit Committee has discussed with the independent registered public accounting firm its independence from Cimpress. The Audit Committee also considered whether the provision of other, non-audit related services referred to under the heading “Independent Registered Public Accounting Firm Fees and Other Matters” under Proposal 11 is compatible with maintaining the independence of our registered public accounting firm.

Based on its discussions with, and its review of the representations and information provided by, management and PwC, the Audit Committee recommended to the Supervisory Board that the audited financial statements be included in Cimpress' Annual Report on Form 10-K for the fiscal year ended June 30, 2016.

This Audit Committee Report is not incorporated by reference into any of our previous or future filings with the SEC, unless any such filing explicitly incorporates this Report.

Audit Committee of the Supervisory Board
John J. Gavin, Jr., Chairman
Richard T. Riley
Mark T. Thomas

Certain Relationships and Related Transactions

Policies and Procedures for Related Person Transactions

We have a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are a participant, the amount involved exceeds $25,000, and a related person has a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. A related person is any person who is or was a Cimpress executive officer or member of our Management Board or Supervisory Board at any time since the beginning of our most recently completed fiscal year, the beneficial holder of more than 5% of any class of our voting securities, or an immediate family member of anyone described in this sentence.

All potential related person transactions that we propose to enter into must be reported to our Chief Legal Officer (CLO) or Chief Accounting Officer (CAO, who is currently our Chief Financial Officer), who will determine whether each reported transaction qualifies as a related person transaction. If so, then the CLO and CAO will submit the transaction for review and approval by our Audit Committee. If our CLO and CAO determine that advance approval of a related person transaction by the full Audit Committee is not practicable under the circumstances, then they will submit the transaction to the Audit Committee chair for review and approval, and the full Audit Committee will review and ratify the related person transaction at the next Committee meeting.

In addition, the Audit Committee will review annually any previously approved or otherwise already existing related person transaction that is ongoing in nature to ensure that such related person transaction has been conducted in accordance with the Audit Committee’s previous approval, if any, and that all required disclosures regarding the related person transaction are made.

When considering a proposed related person transaction, the Audit Committee will review and consider, to the extent appropriate for the circumstances:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business;

•	whether the transaction with the related person is entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•	any other information regarding the related person transaction or the related person that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee will review all relevant information available to it about the related person transaction. The Audit Committee may approve or ratify the related person transaction only if the Committee determines that, under all of the circumstances, the transaction is in or is not inconsistent with our best interests. The Committee may, in its sole discretion, impose conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

In addition, under Dutch law, any member of our Supervisory Board or Management Board who has a conflict of interest is required to disclose that conflict to the Chairman of the Supervisory Board and to abstain from voting on any resolution involving, or participating in any board discussion of, the conflict.

Related Person Transaction

During fiscal 2016, there was one related person transaction, as defined under SEC rules: Katryn Blake’s brother-in-law has been an employee of Cimpress since 2007, and he received cash compensation of $185,426 for fiscal 2016. The Audit Committee has reviewed this relationship and concluded that it is consistent with our best interests and does not constitute a conflict of interest.

Communicating with the Supervisory Board

Our Supervisory Board will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. The chair of the Nominating and Corporate Governance Committee, with the assistance of Cimpress' Chief Legal Officer, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the other directors as its members consider appropriate.

The chair of the Nominating and Corporate Governance Committee will forward communications to the full Supervisory Board if the communications relate to substantive matters and include suggestions or comments that he considers to be important for the directors to know. In general, the chair is more likely to forward communications relating to corporate governance and corporate strategy than communications relating to ordinary business affairs, personal grievances, and matters as to which Cimpress may receive repetitive or duplicative communications.

Shareholders who wish to send communications on any topic to our Supervisory Board should address such communications to:

Supervisory Board
c/o Corporate Secretary, Cimpress N.V.
Hudsonweg 8
5928 LW Venlo
The Netherlands

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Overview

Our success depends on our ability to attract and retain top talent in a competitive marketplace, and to motivate that talent to achieve outstanding performance. In determining the compensation of our executive officers, our Compensation Committee begins with an analysis of the competitiveness of our executive compensation program and, as a starting point, seeks to pay our executives total compensation (including base salary, annual cash incentive, and long-term incentive awards) at the 75th percentile of our peer group for extraordinary performance by Cimpress. The Compensation Committee then applies its own discretion to take into account any other factors it may deem relevant in any given fiscal year, such as general economic conditions, the internal equity of compensation among our executives, each executive’s experience and role, and individual performance. The Committee does not assign specific weights to particular factors but considers them together in determining compensation.

Incentive compensation redesign. In fiscal year 2016, under the leadership of our Compensation Committee and with input from our shareholders, we significantly redesigned our compensation program for executives and employees. Beginning with fiscal year 2017, we will use the following two new long-term incentive compensation vehicles:

1.
Performance share units, or PSUs, granted under our new 2016 Performance Equity Plan approved by our shareholders in May 2016. Each PSU represents a right to receive between 0 and 2.5 ordinary shares of Cimpress N.V. upon the satisfaction of both service-based vesting over time and performance conditions relating to the compound annual growth rate of the three-year moving average of the daily closing share price of Cimpress’ ordinary shares over a 6- to 10-year period.

2.
Cash retention bonus awards for employees other than Robert Keane, who will receive 100% of his long-term incentive compensation in the form of PSUs. These bonus awards are focused on retention and will pay the employee a fixed amount in equal payments over several years (typically four years) so long as Cimpress continues to employ the recipient.

In addition, beginning in fiscal year 2017, we are incorporating the annual bonus component of our current compensation program into base salary for our executive officers and broader employee population, in order to shift employees' focus away from short-term goals and support a culture of long-termism.

Pay for performance. The total compensation package for our executive officers is weighted heavily toward compensation based on Cimpress' operating and share price performance. Cimpress performed well in our fiscal year ended June 30, 2016, and accordingly our executive officers earned above-market compensation for the year. Below are some highlights of our performance over the last three fiscal years.

* Please see the non-GAAP reconciliations at the end of this proxy statement

Our fiscal year 2016 operating income declined due to the negative impact of non-cash impairment charges that were excluded from our adjusted net operating profit after tax (NOPAT), which is the measure we use to evaluate our performance for executive compensation purposes.

Shareholder engagement. We believe that our collaboration with shareholders on executive compensation design and our emphasis on long-term, performance-based compensation are major contributors to our executive compensation program's receiving more than 97% approval from our shareholders at each of our last four annual general meetings of shareholders. When our Compensation Committee redesigned our compensation program for executives and employees during fiscal year 2016, we reached out to our major shareholders during the planning phase, and the Compensation Committee took shareholders' feedback into account in the design process. When we sought shareholder approval of our new 2016 Performance Equity Plan that is the lynchpin of the redesigned compensation program, we listened to the constructive feedback of our major, long-term shareholders and made several changes to the compensation program to address shareholders' concerns, which we believe contributed to our shareholders' voting to approve the plan at our Extraordinary General Meeting of Shareholders on May 27, 2016.

Premium-priced share options. Fiscal year 2016 was the final year of the long-term incentive compensation program our Compensation Committee instituted in 2012, and beginning with fiscal year 2017, our executive officers will receive PSUs and cash retention awards as described above and in the proxy statement and proxy solicitation materials we filed with the SEC in connection with our May 27, 2016 Extraordinary General Meeting of Shareholders. As part of the 2012 design of our long-term incentive compensation program, we granted to our executive officers in 2012 multi-year, premium-priced share options designed to emphasize Cimpress' long-term performance and our growth strategy using share price as the primary performance metric. The Compensation Committee believes that the premium-priced share options provide strong alignment of performance-based compensation with long-term shareholder value creation, significant downside risk for the executives if Cimpress performs poorly, and significant upside potential if Cimpress performs well. The options have an exercise price of $50.00 per share, which was at least 33% higher than the closing price of Cimpress' ordinary shares on Nasdaq on the grant dates. The options granted to Robert Keane, our Chief Executive Officer, have an additional share price hurdle before he can realize any returns from his premium-priced options, which is that he can exercise his options only on dates when the high price per share of Cimpress' ordinary shares on Nasdaq is at least $75.00, which was nearly double the closing price of Cimpress' ordinary shares on the grant dates. In addition, to emphasize long-term performance, the options vest over seven years and have an eight-year term.

Discontinuation of certain pay practices. We no longer include excess parachute payment tax gross-up provisions in any executive retention agreements we enter into with new executives after August 1, 2012, and accordingly Sean Quinn, who was promoted to the position of Chief Financial Officer in October 2015, does not have such a provision in his executive retention agreement.

Compensation Committee Approach

In determining the competitiveness of our executive compensation program, our Compensation Committee takes into account the analysis and recommendations of the Committee’s independent compensation consultant

(currently Willis Towers Watson), data from the comparison peer group described below, published compensation survey data, and detailed tally sheets summarizing our executive officers’ current and historical compensation.

Each year, our Compensation Committee works with Willis Towers Watson to update its comparison peer group consisting of publicly traded companies that have characteristics that are currently comparable to Cimpress or comparable to where Cimpress expects to be in the near future. Through a multi-step process, the Committee considers a robust number of companies for inclusion in our peer group, including the consideration of, among other attributes, each company’s ownership structure, industry groupings (including Global Industry Classification Standards), annual revenue, and other financial metrics, as well as comparable companies identified on the Dow Jones and Institutional Shareholder Services lists. For the comparison peer group our Compensation Committee used in determining our executive officers' fiscal 2016 compensation, the financial criteria included annual revenue in the range of $1.3 billion to $3.5 billion and market capitalization between $1.5 billion and $4.0 billion. The Compensation Committee also considered companies with high growth and in the same general industry as Cimpress. For fiscal 2016, the peer group consisted of the 24 companies listed below. Because the Compensation Committee determined the peer group in November 2014, before the beginning of our fiscal year 2016, the Committee used the most recent information that was available at that time for each peer group company.

The Compensation Committee engages an independent compensation consultant and manages the relationship with that firm. During fiscal 2016, Willis Towers Watson, the Committee's compensation consultant, provided the following services to Cimpress and the Compensation Committee:

•	Competitive analysis and recommendations to the Compensation Committee with respect to the compensation of our executive officers;

•	Competitive analysis and recommendations to our Compensation Committee and Chief Executive Officer with respect to the compensation of some of our senior employees who are not executive officers;

•	Review of and feedback on our proposed long-term incentive compensation design featuring PSUs; and

•	Detailed pay-for-performance assessment which reviewed the pay-for-performance relationship among our executive officers.

The Compensation Committee took into account the above services as well as the fees paid to Willis Towers Watson when assessing the firm's independence and determined that Willis Towers Watson was independent during fiscal 2016.

Compensation Components for Executives

For fiscal year 2016, the principal elements of our compensation program for our executive officers were the following:

•	Base salary

•	Annual cash incentive awards, which rewarded executives based on Cimpress' achievement of financial performance goals for fiscal year 2016

•
Long-term incentive awards, which may include long-term cash incentives, share options, and restricted share units, which reward executives based on Cimpress' achievement of longer term financial objectives and the creation of value for our shareholders as reflected in our share price

•	Standard health and welfare benefits that are applicable to all of our employees in each executive’s geographic location

In addition, we have severance and change in control arrangements with our executives, and from time to time we provide expatriate benefits for executives who are assigned to work in geographic locations outside of their home countries.

Under our pay-for-performance philosophy, the compensation of our executives and other employees at higher levels in the organization is more heavily weighted towards variable compensation based on our performance, and base salary generally accounts for a smaller portion of these employees’ total compensation packages. The percentiles below are designed to ensure that our executive officers will receive compensation significantly below the median of our peer group if Cimpress does not perform well and significantly above the median for Cimpress' extraordinary performance. In accordance with this philosophy, the Compensation Committee initially allocates the compensation of our executive officers within the percentiles listed below, and then may use its discretion to adjust each executive officer’s compensation to reflect other factors such as general economic conditions, the internal equity of compensation among our executives, and the executive’s experience, role, and performance.

•	Base salary of Mr. Keane, our Chief Executive Officer, at the 25th percentile of our peer group

•	Base salaries of our other executive officers at the 35th percentile of our peer group and published compensation surveys

•	Annual cash compensation (base salary and annual cash incentive) of all executive officers including Mr. Keane at the 50th percentile of our peer group and published compensation surveys

•
Total compensation (base salary, annual cash incentive, and long-term incentive awards) of all executive officers including Mr. Keane at the 75th percentile of our peer group and published compensation surveys

Base Salary

For fiscal 2016, the Compensation Committee increased the base salaries of Messrs. Keane and Nelson and Ms. Blake by 3 to 4% to maintain their salaries at the percentiles described above and also to reflect each executive’s performance and internal equity with other Cimpress executives. We paid Mr. Keane's salary in Euros in fiscal years 2014 and 2015, and in fiscal 2016, we changed his compensation to US dollars; therefore, his compensation in the Summary Compensation Table of this proxy statement, which is reported in US dollars, is not directly comparable year-over-year because of currency fluctuations. Mr. Quinn's salary increased by 14% in connection with his promotion to Chief Financial Officer in October 2015.

Annual Cash Incentive Awards

In fiscal year 2016, the Compensation Committee granted annual cash incentive awards to our executive officers to provide an incentive to achieve financial goals that were tied to the current fiscal year. For our fiscal year ended June 30, 2016, the annual cash incentive awards were based 50% on Cimpress' achievement of a full-year constant currency adjusted NOPAT goal and 50% on Cimpress' achievement of a full-year constant currency revenue goal determined by the Compensation Committee based on our annual budget approved by the Supervisory Board. For purposes of calculating these annual incentives, the Compensation Committee defines “constant currency revenue” as consolidated net revenue for Cimpress and its subsidiaries for the fiscal year, adjusted to use the same currency exchange rates as set forth in Cimpress' budget for the fiscal year. “Constant currency adjusted net operating profit after tax,” or adjusted NOPAT, is defined as, in constant currency, GAAP operating income less cash taxes attributable to the applicable period and excluding amounts for the following to the extent included in GAAP operating income:

•	the impact of contingent consideration and option arrangements from acquisitions

•	transition and integration costs from acquisitions including compensation expense from earn outs or other deal consideration

•	amortization of acquired intangible assets

•	the results of acquired businesses if such acquisition was not included in arriving at the fiscal year 2016 NOPAT goal

•	non-recurring or unusual items such as discontinued operations, restructurings meeting the GAAP definition of restructuring costs, and certain asset impairments

•	any variance between actual and target for major organic long-term investments and realized gains or losses on currency hedging contracts

The fiscal 2016 performance goals set by the Compensation Committee for our executive officers' annual cash incentive awards were adjusted NOPAT of $112,191,000 and constant currency revenue of $1,757,835,000. The Compensation Committee believed that the fiscal 2016 goals were highly challenging but achievable. As set forth in the fiscal 2016 annual award agreements with our executive officers, the actual amount payable for the annual cash incentives was a percentage of the fiscal 2016 target award for each executive, listed in the table below, where the payout percentage equals the greater of:

(x)	-4.4545 + (2.7273 X Revenue Percentage) + (2.7273 X Adjusted NOPAT Percentage); or

(y)	-7.0000 + (4.0000 X Revenue Percentage) + (4.0000 X Adjusted NOPAT Percentage)

The Revenue Percentage and Adjusted NOPAT Percentage were calculated by dividing the actual amounts for the fiscal year by the constant currency revenue and adjusted NOPAT goals described above. If either (1) Cimpress' actual constant currency revenue for fiscal 2016 were less than 92.5% of the goal, or (2) actual adjusted NOPAT for fiscal 2016 were less than 80% of the goal, then the total annual cash incentive payout would be zero even if the other goal were achieved. The fiscal 2016 payout percentage was capped at a maximum of 200%.

As calculated in accordance with the fiscal 2016 annual cash incentive awards, Cimpress' adjusted NOPAT was $139,900,000. The Compensation Committee then used negative discretion to reduce the adjusted NOPAT used for calculating the annual incentive payouts by subtracting the following amounts because the Committee believed that the executives should not benefit from the following items:

•	$11,300,000 to remove NOPAT adjustments relating to impairments

•	$6,100,000 to exclude the impact of the acquisition and operations of WIRmachenDRUCK, which we acquired during fiscal 2016

•	$4,100,000 to remove budget errors or overlays

•	$1,500,000 to remove the benefit of certain headcount reductions

As reduced by the Compensation Committee, the adjusted NOPAT used for calculating the annual incentive payouts was $116,900,000, which was an overachievement of the fiscal 2016 adjusted NOPAT goal of $112,191,000.

As calculated in accordance with the fiscal 2016 annual cash incentive awards, Cimpress' constant currency revenue was $1,807,900,000, and the Compensation Committee used negative discretion to reduce the constant currency revenue to eliminate the benefit of revenue from WIRmachenDRUCK GmbH, which Cimpress acquired in February 2016, because the Committee believed that the executives should not benefit from revenue acquired during the fiscal year. As reduced by the Compensation Committee, the constant currency revenue used for calculating the annual incentive payouts was $1,735,700,000, which was below the fiscal 2016 constant currency revenue goal of $1,757,835,000.

Based on the 50/50 weighting of our adjusted NOPAT and constant currency revenue goals and in accordance with the formula set forth above, this level of achievement yielded a payout percentage of 111.8% of the executives’ targets, which is the same as the payout percentage we used for our non-executive employees' fiscal 2016 annual cash incentive awards.

The Compensation Committee set Mr. Keane’s fiscal 2016 target annual incentive at a level to maintain his annual cash compensation (base salary plus annual cash incentive) at the 50th percentile of our peer group. For our other executive officers, the Compensation Committee initially determined the fiscal 2016 target annual incentives that would maintain their annual cash compensation at the 50th percentile of our peer group and published compensation surveys and then applied its own discretion to reflect each executive’s performance and internal equity with other Cimpress executives. As a result of this process, the Compensation Committee increased the 2016 target annual incentives of Messrs. Keane and Nelson and Ms. Blake by 11% on average over their 2015 target annual incentives. We increased Mr. Quinn's 2016 target annual incentive from $90,000 to $250,000 in October 2015 due to his promotion to Chief Financial Officer.

The following table sets forth the target annual cash incentive awards for our named executive officers and the actual payouts on those awards for fiscal 2016. Mr. Quinn's target annual incentive reflects a weighted average target bonus pre and post his promotion to Chief Financial Officer.

Name	Target Annual Incentive	Actual Annual Incentive Paid
Robert S. Keane	$1,034,000	$1,156,012
Katryn S. Blake	$390,000	$436,020
Donald R. Nelson	$250,000	$279,500
Sean E. Quinn	$198,852	$222,317
Ernst J. Teunissen(1)	$362,500	$—

(1) Because Mr. Teunissen resigned as an executive officer in October 2015, he was not eligible receive any payout on his annual incentive award.

Long-Term Incentive Program

Our long-term incentive program is designed to focus our executives and employees on long-term performance and value creation for the company and our shareholders. The Compensation Committee, with recommendations from our independent compensation consultant, determines the mix among our long-term incentive vehicles for our executives and employees. During fiscal year 2016, the Compensation Committee redesigned our long-term executive compensation program for fiscal 2017 and beyond, and accordingly, we did not grant any long-term incentive awards to our executive officers other than Sean Quinn, who became an executive officer in October 2015. Beginning with fiscal year 2017, the Compensation Committee will grant PSUs and cash retention awards as described in the Executive Overview above and in the proxy statement and proxy solicitation materials we filed with the SEC in connection with our May 27, 2016 Extraordinary General Meeting of Shareholders.

The Compensation Committee believes that granting equity awards is an effective way to motivate our executives to manage the company in a manner that is consistent with the long-term interests of both the company and our shareholders, with equity awards generating greater returns for our executives and employees as our share price increases. The share options and restricted share units we have granted in the past also provide us with an important retention tool, as the equity grants vest over a multiple-year period only if the executive continues to be employed by us on each vest date. In the past, we generally granted equity awards to our executive officers annually at the regularly scheduled meetings of the Compensation Committee and Supervisory Board held in the fourth quarter of each fiscal year. Going forward under the new long-term incentive program, we will grant PSU awards to our executive officers at the same time that we grant awards to our non-executive employees, which is during our first fiscal quarter after the conclusion of our annual performance review cycle.

Because Sean Quinn was promoted to Chief Financial Officer in October 2015 and was not an executive officer at the beginning of fiscal year 2016, he participated in our long-term incentive program for non-executive employees. Under this program, Mr. Quinn received restricted share units and a four-year cash incentive award in fiscal year 2016 and also received payouts under the four-year cash incentive awards he received in previous fiscal years. For fiscal years 2016 and before, we granted long-term cash incentive awards to our non-executive employees to reflect our pay-for-performance culture and philosophy, enhance our ability to manage the number of shares available under our equity compensation plans, and balance the focus on share price appreciation created through equity awards with cash awards based on the achievement of financial metrics that drive long-term company and shareholder value creation. Each long-term cash incentive award has a performance cycle of four fiscal years, and each employee is eligible to receive 25% of his or her total award for each fiscal year in the performance cycle based on Cimpress' achievement of adjusted NOPAT performance goals. We use the same definition of adjusted NOPAT for purposes of the long-term cash incentive awards as we do for the annual cash incentive awards described above. We measure performance on an annual basis and make payments for each fiscal year in the performance cycle based on the level of goal achievement for that fiscal year.

Under the long-term cash incentive awards granted to our non-executive employees, our adjusted NOPAT for fiscal 2016 was $116,900,000, calculated in the same way as our adjusted NOPAT for the annual cash incentive awards as described above. This adjusted NOPAT was above the lower threshold NOPAT goal of $95,362,350 for fiscal 2016 and below the upper threshold NOPAT goal of $129,019,650 for fiscal 2016, so we paid 107.9% of target levels for the fiscal 2014 - 2017 long-term cash awards, 106.0% of target levels for the fiscal 2015 - 2018 long-term cash awards, and 103.0% of target levels for the fiscal 2016 - 2019 long-term cash awards to our employees who participated in this long-term cash incentive plan, including Mr. Quinn, based on the formula for each four-year period set forth in the plan.

Benefit Programs

The Compensation Committee believes that all employees based in the same geographic location should have access to similar levels of health and welfare benefits, and therefore our executive officers receive the same health and welfare benefits, including medical, dental, vision, and disability plans, group life and accidental death and disability insurance and other benefit plans, as those offered to other employees in their location. We do, however, from time to time enter into arrangements with some of our named executive officers to reimburse them for living and relocation expenses relating to their work outside of their home countries.

U.S. based employees may participate in a 401(k) plan that provides a company match of up to 50% on the first 6% of the participant’s eligible compensation that is contributed, subject to certain limits under the United States Internal Revenue Code of 1986, or US Tax Code, with company matching contributions vesting over a four-year period. We also provide customary pension plans to our European employees.

Perquisites

In general, executives are not entitled to benefits that are not otherwise available to all other employees who work in the same geographic location.

Executive Retention and Other Agreements

We have entered into executive retention agreements with all of our executive officers. Under the executive retention agreements, if we terminate an executive officer’s employment without cause (as defined in the agreements) or the executive terminates his or her employment for good reason (as defined in the agreements) before a change in control of Cimpress or within one year after a change in control (as defined in the agreements), then the executive is entitled to receive:

•
A lump sum severance payment equal to two years’ salary and bonus, in the case of Mr. Keane, or one year’s salary and bonus, in the case of the other executive officers. These severance payments are based on the executive’s then current base salary plus the greater of (1) the target bonus for the then current fiscal year, or

(2) the target bonus for the then current fiscal year multiplied by the average actual bonus payout percentage for the previous three fiscal years.

•
With respect to any outstanding annual cash incentive award under our Performance Incentive Plan, a pro rata portion, based on the number of days from the beginning of the then current fiscal year until the date of termination, of his or her target incentive for the fiscal year multiplied by the average actual payout percentage for the previous two fiscal years. If there is no change in control of Cimpress during the fiscal year, this pro rata portion is capped at the actual amount of annual cash incentive that the executive would have received had he or she remained employed by Cimpress through the end of the fiscal year.

•
With respect to any outstanding multi-year cash incentive award under our Performance Incentive Plan, a pro rata portion, based on the number of days from the beginning of the then current performance period until the date of termination, of his or her mid-range target incentive for the then current performance period multiplied by the average actual payout percentage for the previous two fiscal years. If there is no change in control of Cimpress during the applicable performance period, this pro rata portion is capped at the actual amount of cash incentive for the performance period that the executive would have received had he or she remained employed by Cimpress through the end of the performance period.

•
The continuation of all other employment-related health and welfare benefits for two years after the termination in the case of Mr. Keane, or one year after the termination in the case of our other executive officers.

The executive retention agreements also provide that, upon a change in control of Cimpress, all equity awards (other than performance share units granted under our new 2016 Performance Equity Plan) granted to each executive officer will accelerate and become fully vested; each executive’s multi-year cash incentive awards under our Performance Incentive Plan will accelerate such that the executive will receive the mid-range target bonus for the then current performance period and each performance period after the change in control; and each executive will receive a pro rata portion, based on the number of days in the fiscal year before the change in control, of his or her target annual cash incentive award for that fiscal year. In addition, if after a change in control Cimpress' successor terminates the executive without cause, or the executive terminates his or her employment for good reason (as defined in the agreements), then each of the executive’s equity awards remains exercisable until the earlier of one year after termination or the original expiration date of the award.

Our Compensation Committee decided that we would no longer include any excise tax gross-up provisions in any executive retention agreements we enter into with new executives after August 1, 2012, and accordingly, Sean Quinn's agreement does not have an excise tax gross-up provision. If an executive other than Mr. Quinn is required to pay any excise tax pursuant to Section 280G of the US Tax Code as a result of compensation payments made to him or her, or benefits obtained by him or her (including the acceleration of equity awards), resulting from a termination or change in ownership or control of Cimpress, we are required to pay the executive an amount, referred to as a gross-up payment, equal to the amount of such excise tax plus any additional taxes attributable to such gross-up payment. However, if reducing the executive’s compensation payments by up to $50,000 would eliminate the requirement to pay an excise tax under Section 280G of the US Tax Code, then Cimpress has the right to reduce the payment by up to $50,000 to avoid triggering the excise tax and thus avoid providing gross-up payments to the executive.

The following table sets forth information on the potential payments to named executive officers upon their termination or a change in control of Cimpress, assuming that a termination or change in control took place on June 30, 2016, except for Ernst Teunissen, who resigned as Chief Financial Officer in October 2015 and did not receive any compensation in connection with his resignation.

Name		Cash Payment ($)(1)	Accelerated Vesting of Share Options ($)(2)	Accelerated Vesting of Restricted Share Units ($)(3)	Welfare Benefits ($)(4)	Tax Gross-Up Payment ($)(5)	Total ($)
Robert S. Keane
•	Termination Without Cause or With Good Reason	3,581,560	—	—	57,991	—	3,639,551
•	Change in Control	—	19,505,712	—	—	—	19,505,712
•	Change in Control w/ Termination Without Cause or With Good Reason	3,581,560	19,505,712	—	57,991	—	23,145,263

Katryn S. Blake
•	Termination Without Cause or With Good Reason	836,300	—	—	23,748	—	860,048
•	Change in Control	—	2,369,662	2,587,775	—	—	4,957,437
•	Change in Control w/ Termination Without Cause or With Good Reason	836,300	2,369,662	2,587,775	23,748	—	5,817,485

Donald R. Nelson
•	Termination Without Cause or With Good Reason	642,500	—	—	23,474	—	665,974
•	Change in Control	—	3,077,506	1,798,274	—	—	4,875,780
•	Change in Control w/ Termination Without Cause or With Good Reason	642,500	3,077,506	1,798,274	23,474	—	5,541,754

Sean E. Quinn
•	Termination Without Cause or With Good Reason	612,500	—	—	19,730	—	632,230
•	Change in Control	141,000	—	1,427,059	—	—	1,568,059
•	Change in Control w/ Termination Without Cause or With Good Reason	753,500	—	1,427,059	19,730	—	2,200,289

_____________

(1)
Amounts in this column represent severance amounts payable under the executive retention agreements. For Mr. Quinn, the amounts in this column for Change in Control and Change in Control with Termination include the acceleration of his long-term cash incentive awards.

(2)
Amounts in this column represent the value of unvested, in-the-money share options that would vest upon the triggering event described in the first column. The value of share options is based on the difference between the exercise price of the options and $92.48 per share, which was the closing price of our ordinary shares on Nasdaq on June 30, 2016, the last trading day of our fiscal year 2016.

(3)
Amounts in this column represent the value of unvested restricted share units that would vest upon the triggering event described in the first column, based on $92.48 per share, which was the closing price of our ordinary shares on Nasdaq on June 30, 2016, the last trading day of our fiscal year 2016.

(4)
Amounts reported in this column represent the estimated cost of providing employment related benefits (such as insurance for medical, dental, and vision) during the period the named executive officer is eligible to receive those benefits under the executive retention agreements, which is two years for Mr. Keane and one year for the other named executive officers. Some of the amounts would be payable to Mr. Keane in Euros. For purposes of this table, we converted these payments from Euros to U.S. dollars at a currency exchange rate of 1.12394 based on the 30-day average currency exchange rate for June 1-30, 2016, which was the end of our most recent fiscal year.

(5)
Amounts in this column are estimates based on a number of assumptions and do not necessarily reflect the actual amounts of tax gross-up payments that the named executive officers would receive. Our Compensation Committee decided that we would no longer include such tax gross-up provisions in the executive retention agreements we enter into with new executives after August 1, 2012. Mr. Quinn's executive retention agreement does not have a tax gross-up provision.

We have also entered into indemnification agreements with our executive officers that provide the executives with indemnification for actions they take in good faith as members of our management team.

The Role of Company Executives in the Compensation Process

Although the Compensation Committee manages and makes decisions about the compensation process, the Committee also takes into account the views of our Chief Executive Officer, who makes initial recommendations with respect to executive officers other than himself. Other employees of Cimpress also participate in the preparation of materials presented to or requested by the Compensation Committee for use and consideration at Compensation Committee meetings.

Share Ownership Guidelines

We have share ownership guidelines for all of our executive officers and members of our Supervisory Board. The guidelines require our executive officers and Supervisory Board members to hold Cimpress equity, including ordinary shares they hold directly or indirectly, unvested restricted share units, vested and unvested performance share units, and vested, unexercised, in-the-money share options, with a value, based on the two-year trailing average of the closing prices of Cimpress' ordinary shares on Nasdaq, equal to or greater than a multiple of the executive officer’s annual base salary or the Supervisory Board member's annual retainer, as follows:

•	Chief Executive Officer: 5 times annual base salary

•	Other executive officers: 3 times annual base salary

•	Supervisory Board: 5 times Supervisory Board annual cash retainer

We give each executive officer and Supervisory Board member four years from his or her initial appointment as a Cimpress officer or director to comply with the share ownership guidelines. As of June 30, 2016, all executive officers and Supervisory Board members had satisfied their ownership guideline requirement, other than Dr. Shouraboura who has until January 2019 to increase her share ownership to the level described above.

Section 162(m)

The United States Internal Revenue Service, pursuant to Section 162(m) of the US Tax Code, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our Chief Executive Officer and to each other named executive officer (other than the Chief Financial Officer) whose compensation is required to be reported to our shareholders pursuant to SEC rules by reason of being among our three most highly paid executive officers. This deduction limitation can apply to compensation paid by U.S. subsidiaries of Cimpress. Qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met.

The Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the Section 162(m) limitation when it believes that such payments are appropriate and in the best interests of Cimpress and its shareholders, after taking into account business conditions or the officer’s performance. Although the Compensation Committee considers the impact of Section 162(m) when administering Cimpress' compensation plans, it does not make decisions regarding executive compensation based solely on the expected tax treatment of such compensation. As a result, the Compensation Committee has deemed it appropriate at times to forego awarding compensation that may qualify as performance-based compensation under Section 162(m) in favor of awards that may not be fully tax-deductible by Cimpress' subsidiaries.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to the Supervisory Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the
Supervisory Board
Scott Vassalluzzo, Chair
Eric C. Olsen
Mark T. Thomas

SUMMARY COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the compensation earned in each of the last three fiscal years by:

(i) our principal executive officer,

(ii) our principal financial officer,

(iii) our other two executive officers as of June 30, 2016, and

(iv) our former principal financial officer who served in that position during a portion of our fiscal year 2016.

Throughout this proxy statement, we refer to the individuals listed in (i) through (iv) above as our named executive officers.

Name and Principal Position	Year	Salary ($)	Share Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Robert S. Keane	2016	579,735	—	1,156,012	10,766(3)	1,746,513
President and Chief	2015	494,804	—	1,481,285	6,200	1,982,289
Executive Officer	2014	581,430	—	1,161,505	3,109	1,746,044

Katryn S. Blake	2016	379,596	—	436,020	973,985(4)	1,789,601
Executive Vice President and	2015	365,000	1,205,954	612,344	1,104,617(4)	3,287,915
President, Vistaprint Business Unit	2014	364,231	937,986	428,814	546,535	2,277,566

Donald R. Nelson	2016	349,731	—	279,500	7,713(5)	636,944
Executive Vice President and	2015	340,000	799,930	411,875	7,800	1,559,605
President, Mass Customization Platform	2014	339,808	699,981	295,915	7,800	1,343,504

Sean E. Quinn(6)	2016	305,885	924,917	284,900	6,924(5)	1,522,626
Executive Vice President and Chief Financial Officer

Ernst J. Teunissen(7)	2016	122,697	—	—	—	122,697
Former Executive Vice	2015	310,683	799,930	550,988	35,067	1,696,668
President and Chief Financial Officer	2014	360,706	699,981	453,788	40,804	1,555,279

_____________

(1)
The amounts reported in this column represent a dollar amount equal to the grant date fair value of the share awards as computed in accordance with FASB ASC Topic 718. You can find the assumptions we used in the calculations for these amounts in Note 12 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016.

(2)
The amounts reported in this column represent the aggregate amounts earned for each such fiscal year under each named executive officer’s annual cash incentive award for that fiscal year and the component of each officer’s long-term cash incentive award that is attributable to that fiscal year. You can find more information about the amounts paid for fiscal 2016 to each executive officer under his or her annual and long-term cash incentive awards in the Compensation Discussion and Analysis section of this proxy statement.

(3)
This amount represents the reimbursement of business travel expenses for Mr. Keane's attendance at meetings of Cimpress' Management Board, tax preparation fees, and associated tax gross-up payments. Although the reimbursement of business travel expenses would not be taxable to Mr. Keane in the United States and although Mr. Keane is not a resident of the Netherlands, under his ruling with the Dutch tax authorities, this reimbursement is considered taxable income to Mr. Keane. Because Mr. Keane should not be financially penalized as a result of taxation by the country in which Cimpress is incorporated, we gross up the reimbursement payments to offset the increased tax liability to him.

(4)
For fiscal year 2016, $621,325 of this amount represents tax payments for 2014 and 2015 and associated tax gross-up amounts relating to Ms. Blake's expatriate payments for her assignment in Paris, $344,554 of this amount represents French taxes paid and associated tax-gross up amounts relating to the vesting of restricted share units and exercise of share options attributable to Ms. Blake's assignment in Paris, and $8,106 of this amount represents our matching contributions under Cimpress USA’s 401(k) deferred savings plan. For fiscal year 2015, $860,604 of this amount represents a lump sum payment of taxes for 2013 and 2014 and associated tax gross-up amounts relating to Ms. Blake's expatriate payments for her assignment in Paris, $236,213 of this amount represents French taxes paid relating to the vesting of restricted share units during Ms. Blake's assignment in Paris, and $7,800 of this amount represents our matching contributions under Cimpress USA’s 401(k) deferred savings plan.

(5)	This amount represents our matching contributions under Cimpress USA’s 401(k) deferred savings retirement plan.

(6)	Mr. Quinn was appointed an executive officer in October 2015.

(7)	Mr. Teunissen resigned as an executive officer in October 2015.

Grants of Plan-Based Awards in the Fiscal Year Ended June 30, 2016

The following table contains information about plan-based awards granted to each of our named executive officers during the fiscal year ended June 30, 2016.

					All Other Share Awards: Number of Shares or Share Units	Grant Date Fair Value of Share Awards
Estimated Possible Payouts
Under Non-Equity Incentive Plan Awards
		Threshold	Target	Maximum
Name	Grant Date	($)(1)	($)	($)	(#)(2)	($)(3)
Robert S. Keane	9/28/2015	—	1,034,000(4)	2,068,000(5)	—	—

Katryn S. Blake	9/28/2015	—	390,000(4)	780,000(5)	—	—

Donald R. Nelson	9/28/2015	—	250,000(4)	500,000(5)	—	—

Sean E. Quinn	7/1/2015	—	198,852(4)	397,704(5)	—
	7/1/2015	—	125,000(6)	209,375(7)	—
	8/14/2015				1,773	124,961
	11/17/2015				9,813	799,956

Ernst J. Teunissen(8)	9/28/2015	—	362,500(4)	725,000(5)	—	—

_____________

(1)
The amounts reported in this column represent the amounts that would have been payable under our named executive officers’ annual cash incentive awards, and under Mr. Quinn's long-term cash incentive award, if we did not achieve our minimum constant currency revenue and adjusted NOPAT goals.

(2)
The amounts reported in this column represent restricted share units granted under our 2011 Equity Incentive Plan that vest over a period of four years: 25% one year after they are granted and 6.25% per quarter thereafter. As the restricted share units vest, we automatically issue the vested shares to the employee; the employee does not need to exercise them or pay any amount to us for the purchase of the shares.

(3)
The amounts reported in this column represent the grant date fair value for Mr. Quinn's share-based awards computed in accordance with FASB ASC Topic 718. You can find the assumptions we used in the calculations for these amounts in Note 12 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016.

(4)
These amounts represent payments that our named executive officers would have received under their fiscal 2016 annual cash incentive awards for 100% achievement of our constant currency revenue and adjusted NOPAT goals for fiscal 2016. You can find more information on the amounts actually paid to our executive officers under their fiscal 2016 annual cash incentive awards above in the Compensation Discussion and Analysis section of this proxy statement.

(5)
These amounts represent the maximum amounts that would have been payable under our named executive officers’ annual cash incentive awards for our fiscal year ended June 30, 2016. The payout under each executive officer's annual cash incentive is capped at 200% of the executive officer’s target amount. In fact, based on our achievement of our goals for fiscal 2016, our executive officers received payments that were less than these amounts, and Mr. Teunissen did not receive any payment under his award due to his resignation as an executive officer in October 2015. You can find more information on the amounts actually paid to our executive officers under their annual cash incentive awards above in the Compensation Discussion and Analysis section of this proxy statement.

(6)
Because Mr. Quinn was not an executive officer at the beginning of fiscal year 2016, he participated in our long-term incentive program for non-executive employees and received a long-term cash incentive award. Mr. Quinn is eligible to receive 25% of his total award for each of our fiscal years ending June 30, 2016, 2017, 2018 and 2019 based on our achievement of adjusted NOPAT targets for each fiscal year. The adjusted NOPAT targets are expressed as dollar values in the low, medium and upper ranges. This amount represents the potential aggregate payments that Mr. Quinn would be eligible to receive over four years under this long-term performance award if we were to achieve the medium range of our adjusted NOPAT targets in each of the four fiscal years covered by the award.

(7)
This amount represents the maximum amount payable under Mr. Quinn’s long-term cash incentive award. This amount represents potential aggregate payments that Mr. Quinn would be eligible to receive over four years under this award if we were to achieve the upper range of our adjusted NOPAT target in each of the four fiscal years covered by the award.

(8)	Mr. Teunissen resigned as an executive officer in October 2015.

Outstanding Equity Awards at June 30, 2016

The following table contains information about unexercised share options and unvested restricted share units as of June 30, 2016 for each of our named executive officers.

	Option Awards				Share Awards
					Number	Market
					of Shares	Value of
	Number of				or Share	Shares or
	Securities				Units	Share
	Underlying		Option		That	Units That
	Unexercised		Exercise	Option	Have Not	Have Not
	Options		Price	Expiration	Vested	Vested
Name	(#) Exercisable	(#) Unexercisable	($)(1)	Date	(#)(2)	($)(3)
Robert S. Keane(4)	130,050	—	23.31	8/4/2016
	143,618	—	37.51	5/15/2017
	333,318	—	34.87	5/2/2018
	146,028	—	34.25	5/7/2019
	96,800	—	47.91	5/6/2020
	105,240	—	54.02	5/5/2021
	765,288	459,174(5)	50.00(6)	5/4/2020(6)
					—	—

Katryn S. Blake	48,811	55,783	50.00(6)	5/4/2020(6)
					27,982	2,587,775

Donald R. Nelson	6,646	—	54.02	5/5/2021
	120,743	72,446	50.00(6)	5/4/2020(6)
					19,445	1,798,274

Sean E. Quinn	—	—	—	—	15,431	1,427,059

Ernst J. Teunissen(7)	—	—	—	—	—	—

_____________

(1)
Except as set forth in footnote 6 below, each share option has an exercise price equal to the fair market value of our ordinary shares on the date of grant and is fully exercisable as of June 30, 2016. Except as set forth in footnote 6, each share option expires 10 years after the date on which it was granted.

(2)
So long as the named executive officer continues to be employed with us, each restricted share unit vests, and the vested shares are issued to the named executive officer, over a period of four years: 25% of the shares subject to the unit after one year and 6.25% per quarter thereafter.

(3)
The market value of the restricted share units is determined by multiplying the number of restricted share units by $92.48 per share, which was the closing price of our ordinary shares on Nasdaq on June 30, 2016, the last trading day of our fiscal year 2016.

(4)	All of Mr. Keane’s awards are held by his Trusts.

(5)	Mr. Keane may not exercise his premium-priced options unless our share price on Nasdaq is at least $75.00 on the exercise date.

(6)
These awards are premium-priced share options with an exercise price that is significantly higher than the closing price of Cimpress' ordinary shares on Nasdaq on the grant dates. The Compensation Committee chose this exercise price in part because it is higher than the highest of the three-, six-, and twelve-month trailing averages of Cimpress' share price on Nasdaq as of the July 28, 2011 public announcement of our growth strategy. The premium-priced share options vest over seven years and have an eight-year term.

(7)	Mr. Teunissen resigned as an executive officer in October 2015.

Option Exercises and Shares Vested in the Fiscal Year Ended June 30, 2016

The following table contains information about option exercises and vesting of restricted share units on an aggregated basis during fiscal 2016 for each of our named executive officers.

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robert S. Keane	—	—	—	—
Katryn S. Blake	17,309	861,273	22,709	1,901,599
Donald R. Nelson	11,333	547,596	15,277	1,278,269
Sean E. Quinn	—	—	2,496	200,235
Ernst J. Teunissen(3)	23,387	699,365	5,018	361,870
_____________

(1)
Represents the net amount realized from all option exercises during fiscal 2016. In cases involving an exercise and immediate sale, the value was calculated on the basis of the actual sale price. In cases involving an exercise without immediate sale, the value was calculated on the basis of our closing sale price of our ordinary shares on Nasdaq on the date of exercise.

(2)	The value realized on vesting of restricted share units is determined by multiplying the number of shares that vested by the closing sale price of our ordinary shares on Nasdaq on the vesting date.

(3)	Mr. Teunissen resigned as an executive officer in October 2015.

COMPENSATION OF SUPERVISORY BOARD MEMBERS

We use a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve on our Supervisory Board. When considering the compensation of our Supervisory Board, our Compensation Committee considers the significant amount of time that directors expend in fulfilling their duties to Cimpress, the skill level that we require of members of our Supervisory Board, and competitive compensation data from our peer group.

As described in Proposal 12 of this proxy statement, we are asking our shareholders to approve a new Supervisory Board compensation program to replace the compensation program described below. If our shareholders do not approve the proposed compensation, then the compensation program described below will remain in place.

Fees

Under the current compensation program, we pay the members of our Supervisory Board the following fees for their service on our Supervisory Board:

All members of the Supervisory Board	●	$34,000 retainer per fiscal year
	●	$10,000 retainer per fiscal year for each committee of the Supervisory Board on which the director serves
	●	$3,000 for each regularly scheduled Supervisory Board meeting that the director physically attends

Chairman of the Supervisory Board	$15,000 retainer per fiscal year
Chairman of our Audit Committee	$15,000 retainer per fiscal year

Chairmen of our Compensation Committee and Nominating and Corporate Governance Committee	$10,000 retainer per fiscal year

We also reimburse our Supervisory Board for reasonable travel and other expenses incurred in connection with attending meetings of our Supervisory Board and its committees, and we pay for their tax preparation fees and filings for their Dutch income tax returns.

Equity Grants

Share Options. Upon his or her initial appointment to the Supervisory Board, each director receives a share option to purchase a number of ordinary shares having a fair value equal to $150,000, up to a maximum of 50,000 shares. On the date of each annual general meeting, each incumbent Supervisory Board member receives a share option to purchase a number of ordinary shares having a fair value equal to $50,000, up to a maximum of 12,500 shares. We grant options to our Supervisory Board under our 2005 Non-Employee Directors’ Share Option Plan, as amended, with an exercise price equal to the fair market value of our ordinary shares on the date of grant. The Supervisory Board's options vest at a rate of 8.33% per quarter over a period of three years from the date of grant, so long as the director continues to serve as a director on each such vesting date, and expire upon the earlier of ten years from the date of grant or 90 days after the director ceases to serve as a director.

Restricted Share Units. On the date of each annual general meeting, in addition to the share option described above, each incumbent Supervisory Board member receives restricted share units having a fair value equal to $110,000 granted under our 2011 Equity Incentive Plan. The Supervisory Board's restricted share units vest at a rate of 12.5% per quarter over a period of two years from the date of grant, so long as the director continues to serve as a director on each such vesting date.

For the purposes of determining the number of share options and restricted share units to be granted, we use the fair value of each share option and restricted share unit using a generally accepted equity pricing valuation methodology, such as the Black-Scholes model or binomial method for share options, with such modifications as it may deem appropriate to reflect the fair market value of the equity awards. In fiscal 2016, we used the Black-Scholes model to determine fair market value of share options.

Summary Compensation Table

The following contains information with respect to the compensation earned by our Supervisory Board members in the fiscal year ended June 30, 2016:

Name	Fees Earned or Paid in Cash ($)	Share Awards ($)(1)	Option Awards ($)(1)	Total ($)
Paolo De Cesare	56,000	109,970	49,984	215,954
John J. Gavin, Jr.	71,000	109,970	49,984	230,954
Eric C. Olsen	56,000	109,970	49,984	215,954
Richard T. Riley	81,000	109,970	49,984	240,954
Nadia Shouraboura	51,000	109,970	49,984	210,954
Mark T. Thomas	86,000	109,970	49,984	245,954
Scott Vassalluzzo	66,000	109,970	49,984	225,954
Peter Gyenes(2)	26,520	—	—	26,520
_____________

(1)
The value of the share awards equals their grant date fair value as computed in accordance with FASB ASC Topic 718. You can find the assumptions we used in the calculations for these amounts in Note 12 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016. All share options referenced in this table were granted with an exercise price equal to the closing price of our ordinary shares on Nasdaq on the date of grant.

(2)	Mr. Gyenes' term as a director expired in November 2015.

Outstanding Equity Awards Held by Supervisory Board members at June 30, 2016

The following table contains information about unexercised share options and unvested restricted share units as of June 30, 2016 for each member of our Supervisory Board.

	Option Awards				Share Awards
					Number	Market
					of Shares	Value of
	Number of				or Share	Shares or
	Securities				Units	Share
	Underlying		Option		That	Units That
	Unexercised		Exercise	Option	Have Not	Have Not
	Options		Price	Expiration	Vested	Vested
Name	(#) Exercisable	(#) Unexercisable	($)(1)	Date	(2)(#)	(3)($)
Paolo De Cesare	7,004	—	40.80	4/30/2023
	1,480	296	54.08	11/7/2023
	725	726	68.38	11/12/2024
	218	1,091	81.52	11/17/2025
					1,413	130,674

John J. Gavin, Jr.	2,269	—	46.18	11/2/2017
	9,548	—	15.94	11/7/2018
	1,919	—	54.46	11/17/2019
	2,443	—	40.99	11/12/2020
	2,690	—	35.77	11/3/2021
	3,175	—	30.30	11/8/2022

	1,480	296	54.08	11/7/2023
	725	726	68.38	11/12/2024
	218	1,091	81.52	11/17/2025
					1,413	130,674

Eric C. Olsen	7,004	—	40.80	4/30/2023
	1,480	296	54.08	11/7/2023
	725	726	68.38	11/12/2024
	218	1,091	81.52	11/17/2025
					1,413	130,674

Richard T. Riley	2,269	—	46.18	11/2/2017
	9,548	—	15.94	11/7/2018
	1,919	—	54.46	11/17/2019
	2,443	—	40.99	11/12/2020
	2,690	—	35.77	11/3/2021
	3,175	—	30.30	11/8/2022
	1,480	296	54.08	11/7/2023
	725	726	68.38	11/12/2024
	218	1,091	81.52	11/17/2025
					1,413	130,674

Nadia Shouraboura	1,662	2,327	79.52	2/3/2025
	218	1,091	81.52	11/17/2025
					1,011	93,497

Mark T. Thomas	5,758	—	54.46	11/17/2019
	2,443	—	40.99	11/12/2020
	1,480	296	54.08	11/7/2023
	725	726	68.38	11/12/2024
	218	1,091	81.52	11/17/2025
					1,413	130,674

Scott Vassalluzzo	1,662	2,327	79.52	2/3/2025
	218	1,091	81.52	11/17/2025
					1,011	93,497
_____________

(1)
Each share option has an exercise price equal to the fair market value of our ordinary shares on the date of grant and becomes exercisable at a rate of 8.33% per quarter over a period of three years from the date of grant, so long as the Supervisory Board member continues to serve as a director on each such vesting date. Each share option expires 10 years after the date on which it was granted.

(2)
Upon the vesting of each restricted share unit, shares are issued to the director on a one-to-one basis. The restricted share units vest as to 12.5% of the shares subject to the unit per quarter over a period of two years, so long as the director continues to serve as a director on each such vesting date.

(3)
The market value of the restricted share units is determined by multiplying the number of restricted share units by $92.48 per share, which was the closing price of our ordinary shares on Nasdaq on June 30, 2016, the last trading day of our fiscal year 2016.

Compensation Committee Interlocks and Insider Participation

During fiscal 2016, Messrs. Gyenes, Olsen, Thomas, and Vassalluzzo served at various times as members of our Compensation Committee. During fiscal 2016, no member of our Compensation Committee was an officer or employee of Cimpress or of our subsidiaries or had any relationship with us requiring disclosure under SEC rules.

During fiscal 2016, none of our executive officers served as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had one or more executive officers serving as a member of our Supervisory Board or Compensation Committee.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of June 30, 2016 about the securities issued or authorized for future issuance under our equity compensation plans.

Equity Compensation Plan Information

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)
Equity compensation plans approved by shareholders(1)	3,260,066	$36.89	10,356,264(2)
Equity compensation plans not approved by shareholders	—	—	—
Total	3,260,066	$36.89	10,356,264(2)
_____________

(1)
Consists of our Amended and Restated 2005 Equity Incentive Plan, 2005 Non-Employee Directors’ Share Option Plan, 2011 Equity Incentive Plan, and 2016 Performance Equity Plan. This column includes an aggregate of 600,075 shares underlying restricted share units that were unvested as of June 30, 2016. These restricted share units do not have an exercise price, and the weighted-average exercise price in column (b) excluding these restricted share units is $45.21.

(2)
Includes 8,000,000 shares available for future awards under our 2016 Performance Equity Plan, 2,305,843 shares available for future awards under our 2011 Equity Incentive Plan, and 50,421 shares available for future awards under our 2005 Non-Employee Directors’ Share Option Plan, as amended. No shares are available for future award under our Amended and Restated 2005 Equity Incentive Plan.

About Non-GAAP Financial Measures
To supplement Cimpress’ consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, Cimpress has used the following measures defined as non-GAAP financial measures by SEC rules: constant currency revenue growth excluding acquisitions and joint ventures from the trailing twelve month period and adjusted NOPAT.

•
Constant-currency revenue growth excluding revenue from trailing twelve month acquisitions is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar, and also excludes revenue from acquisitions and joint ventures for quarters during which there is no full quarter year-over-year comparison.

•
Adjusted NOPAT is defined as GAAP Operating Income minus cash taxes attributable to the current period (see definition below), with the following adjustments: exclude the impact of M&A related items including amortization of acquisition-related intangibles, the change in fair value of contingent consideration, and expense for deferred payments or equity awards that are treated as compensation expense; exclude the impact of unusual items such as discontinued operations, restructuring charges, and impairments; and include realized gains or losses from currency forward contracts that are not included in operating income as we do not apply hedge accounting.

•
As part of our calculation of Adjusted NOPAT, we subtract the cash taxes attributable to the current period operations, which we define as the actual cash taxes paid or to be paid adjusted for any non-operational items and excluding the excess tax benefit from equity awards.

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for our financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of Non-GAAP Financial Measures” below. The tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures.

Cimpress’ management believes that these non-GAAP financial measures provide meaningful supplemental information in assessing our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, which could be non-cash charges or discrete cash charges that are infrequent in nature. These non-GAAP financial measures also have facilitated management’s internal comparisons to Cimpress’ historical performance and our competitors’ operating results.

Reconciliation of Non-GAAP Financial Measures

Year-Over-Year Constant Currency Revenue Growth Excluding TTM Acquisitions and Joint Ventures

	2014	2015	2016
Reported Revenue Growth	9%	18%	20%
Currency Impact	(1)%	5%	4%
Revenue Growth in Constant Currency	8%	23%	24%
Impact of TTM Acquisitions & JVs	(4)%	(14)%	(13)%
Revenue growth in constant currency ex. TTM acquisitions & JVs	4%	9%	11%

Reconciliation of Non-GAAP Financial Measures (cont.)

Adjusted NOPAT
Annual, in $ millions

	2014	2015	2016
GAAP operating income	$85.9	$96.3	$78.2
Less: Cash taxes attributable to current period (see separate reconciliation below)	$(20.1)	$(25.0)	$(32.2)
Exclude expense (benefit) impact of:
Amortization of acquisition-related intangible assets	12.6	24.3	40.8
Earn-out related charges Includes expense recognized for the change in fair value of contingent consideration and compensation expense related to cash-based earn-out mechanisms dependent upon continued employment.	2.2	15.3	6.4
Share-based compensation related to investment consideration	4.4	3.6	4.8
Certain impairments Includes the impact of impairments or abandonments of goodwill and other long-lived assets as defined by ASC 350 or ASC 360	—	—	41.8
Restructuring costs	6.0	3.2	0.4
Less: Interest expense associated with Waltham lease	—	—	(6.3)
Include: Realized gain (loss) on currency forward contracts not included in operating income	(7.0)	7.4	5.9
Adjusted NOPAT	$84.0	$125.1	139.8

Cash taxes attributable to current period (used in NOPAT)
Annual, in $ millions

	2014	2015	2016
Cash taxes paid in the current period(1)	$18.5	$14.3	$19.8
Less: cash taxes related to prior periods	(6.5)	(5.5)	0.9
Plus: cash taxes attributable to the current period but not yet paid	6.0	6.7	9.3
Plus: cash impact of excess tax benefit on equity awards attributable to current period	$5.6	12.9	5.6
Less: installment payment related to the transfer of IP in a prior year	$(3.4)	(3.4)	(3.3)
Cash taxes attributable to current period	$20.1	$25.0	$32.2

(1) For the fiscal year ended June 30, 2016, cash taxes paid in the current period includes a cash tax refund of $8,479, which is subsequently eliminated from cash taxes attributable to the current period as it relates to a refund of a prior years' taxes generated as a result of a prior year excess share-based compensation deduction. Therefore, the impact is not included in adjusted NOPAT for the full fiscal year,

APPENDIX A

We have marked the plan to show the proposed changes described in Proposal 13:

CIMPRESS N.V.
2016 PERFORMANCE EQUITY PLAN

1.	Purpose
The purpose of this 2016 Performance Equity Plan (the “Plan”) of Cimpress N.V., a public company (naamloze vennootschap) incorporated under the laws of the Netherlands (the “Company”), is to advance the interests of the Company’s shareholders by enhancing the Company’s ability to attract, retain and motivate individuals who are expected to make important contributions to the Company and by providing such individuals with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such individuals with those of the Company’s shareholders. Except where the context otherwise requires, the term “Company” includes any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Company’s Supervisory Board.

2.	Eligibility
All of the Company’s employees, officers and directors, including members of the Company’s Management Board and Supervisory Board, as well as consultants and advisors to the Company (as the terms “consultants” and “advisors” are defined and interpreted for purposes of Form S-8 under the United States Securities Act of 1933, as amended, or any successor form), are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the award of performance share units as described in Section 5 (each an “Award”).

3.	Administration and Delegation

(a)Administration by Board. The Company’s Management Board and/or Supervisory Board, as may be permitted by applicable law in any particular instance (the “Board”), administers the Plan. The Board has authority to grant Awards and adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it deems advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. The Board takes all actions and makes all decisions with respect to the Plan and any Awards in the Board’s discretion, and the Board’s actions and decisions are final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” mean the Board, a Committee or the officers referred to in Section 3(c), in the latter two cases to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c)Delegation to Officers. Subject to any requirements of applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to eligible persons hereunder and to exercise such other powers under the Plan as the Board may determine. However, the Board shall fix the terms of Awards to be granted by such officers, the maximum number of Shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted. In addition, no officer may be authorized to grant such Awards to any (1) “executive officer” of the Company (as defined by Rule 3b-7 under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (2) “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act), or (3) member of the Company’s Management Board or Supervisory Board.

4.	Shares Available for Awards

(a)Number of Shares; Share Counting.

(1)Authorized Number of Shares. Subject to adjustment under Section 7, the Company may make Awards under the Plan for up to 8,000,000 ordinary shares, €0.01 par value per share, of the Company (the “Shares”). Shares issued under the Plan may consist in whole or in part of authorized but unissued Shares or treasury Shares, at the sole discretion of the Board.

(2)Share Counting. For purposes of counting the number of Shares available for the grant of Awards under the Plan under this Section 4(a), the following provisions apply:

(A)If any Award (i) expires or is terminated, surrendered, canceled or forfeited in whole or in part (including as the result of Shares subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Shares not being issued, the unused Shares covered by such Award will again be available for the grant of Awards; and

(B)Shares that a Participant delivers to the Company (whether by actual delivery or attestation) to satisfy tax withholding obligations (including Shares retained from the Award creating the tax obligation) are not added back to the number of Shares available for the future grant of Awards.

(b)Per Participant Limit. Subject to adjustment under Section 7, the maximum number of Shares with respect to which the Company may grant Awards to any Participant under the Plan is 3,000,000 per fiscal year. The Company shall construe and apply the per Participant limit described in this Section 4(b) consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

5.	Performance Share Units

(a)General. Subject to the terms and conditions of the Plan, the Board may grant Awards of performance share units as described in the Plan (each unit, a “PSU”).

(b)Terms and Conditions for All PSUs. The Board shall determine the terms and conditions of each Award, including the conditions for vesting, payout and forfeiture and the issue price, if any. Such terms and conditions of Awards shall incorporate, among others, the terms set forth in Schedule 1 attached hereto. In addition:

(1)Settlement. Upon the satisfaction of any service-based vesting conditions and the achievement of objective, predetermined levels of the three-year moving average of the Company share price set forth in the agreement with respect to any Award, the Participant is entitled to receive from the Company with respect to each PSU the number of Shares specified in the Award agreement. If the Board determines that a PSU is to be settled by the issuance of authorized but unissued Shares, the Board may decide that the Shares so issued will be charged at the expense of the freely distributable reserves of the Company.

(2)Voting and Dividend Rights. A Participant has no voting rights with respect to any PSUs and no right to receive dividends or other distributions to shareholders with respect to any PSUs, in each case until becoming a holder of the Shares issuable under the PSUs.

(3)Fractional Shares. The Company shall not issue or deliver fractional Shares under the Plan. The Board shall determine whether cash or other property will be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto will be forfeited or otherwise eliminated by rounding up or down.

6.	Section 162(m) Provisions

(a)Section 162(m) Committee. Notwithstanding anything to the contrary herein, only the Company’s Supervisory Board may make a grant of any Award to a Covered Employee (as defined below) that is intended to qualify, in whole or in part, as “performance-based compensation” under Section 162(m), or if the Supervisory Board contains any directors who are not “outside directors” as defined by Section 162(m), then a Committee of the Supervisory Board composed solely of at least two outside directors may make grants of such Awards to Covered Employees. In the case of such Awards granted to Covered Employees, references to the Board are treated as referring to the Supervisory Board or such a Committee. A “Covered Employee” means any person who is, or who the Board in its discretion determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(b)Establishment of Performance Measures. The Board shall set the performance measures for any Award that is intended to qualify as “performance-based compensation” under Section 162(m) within the time period prescribed by, and otherwise in compliance with the requirements of, Section 162(m). The Board shall specify that the degree of granting, vesting and/or payout is subject to the achievement of one or more objective performance measures established by the Board that are based on the relative or absolute attainment of objective, predetermined levels of share price. Such goals may be absolute in their terms or measured against or in relationship to other companies, and may be based on the three-year moving average per share rather than on spot (daily) share prices. Such performance measures may vary by Participant and may be different for different Awards, may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works, and may cover such period as may be specified by the Board. However, in no case shall performance measures be less stringent than those provided in Schedule 1.

(c)Adjustments. With respect to any Award that is intended to qualify as “performance-based compensation” under Section 162(m), the Board may adjust downwards, but not upwards, the number of Shares payable pursuant to such Award, and the Board may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a Change in Control as defined in Section 7, below.

(d)Other. The Board has the power to impose such other restrictions on Awards intended to qualify as “performance-based compensation” under Section 162(m), as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of Section 162(m).

7.	Adjustments for Changes in Shares and Certain Other Events

(a)For purposes of this Plan, a “Change in Control” means an event or occurrence set forth in any one or more of subsections (a)(1) or (a)(2) below, provided, however, that the event or occurrence constitutes a change in the ownership or effective control of the Company, or a change in the ownership in a substantial portion of the assets of the Company, as defined in United States Treasury Regulations Section 1.409A-3(i)(5):

(1)    the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the Company’s then-outstanding ordinary shares (the “Outstanding Company Ordinary Shares”) or (y) the combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a)(1), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company); (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company; (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of subsection (a)(2) of this Section 7; or (v) any acquisition by Stichting Continuïteit Cimpress pursuant to the Call Option Agreement between the

Company and Stichting Continuïteit Cimpress (formerly Stichting Continuïteit Vistaprint) dated November 16, 2009; or

(2)    the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a “Business Combination”), unless, immediately after such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately before such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately before such Business Combination, of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities, respectively; and (ii) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed before the Business Combination).

(b)A Change in Control shall trigger a Performance Dependent Issuance as defined in Schedule 1 and, upon such a Change in Control, the PSUs that have satisfied the applicable service-based vesting conditions shall be settled for the number of Shares determined per Schedule 1. The date of the Change in Control will become the Measurement Date, as defined in Schedule 1, even if the Change in Control occurs less than six years after the date of the Award. The PSUs that have not satisfied the applicable service-based vesting conditions as of the Change in Control will be canceled in connection with the Change in Control in exchange for no consideration and the Participant shall have no further rights with respect thereto.

(c)Upon any merger, consolidation, share exchange, reincorporation or other similar transaction which is not a Change in Control, the acquiring or succeeding corporation shall assume all Awards or substitute substantially equivalent awards. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Shares other than an ordinary cash dividend, the Company shall appropriately and proportionately adjust (or make substituted Awards, if applicable) in the manner determined by the Board (i) the number and class of securities available under the Plan, (ii) the Share counting rules and sublimit set forth in Sections 4(a) and 4(b), (iii) the number and class of securities subject to each outstanding Award, and (iv) the performance measures to which outstanding Awards are subject.

8.	General Provisions Applicable to Awards

(a)Transferability of Awards. Except as the Board may, in its sole discretion but in compliance with all then-applicable laws and regulations including, without limitation, Section 409A of the Code and the Treasury Regulations issued thereunder, otherwise determine or provide in an Award agreement, the person who is granted an Award may not sell, assign, transfer, pledge or otherwise encumber such Award, either voluntarily or by operation of law, except by will, the laws of descent and distribution, or pursuant to a qualified domestic relations order.

(b)Documentation. Each Award is evidenced in such form (written, electronic or otherwise) as the Board determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)Board Discretion. The terms of each Award need not be identical, the Board need not treat Participants uniformly, and the eligibility of an individual to receive an Award does not mean that he or she will receive an Award in any given fiscal year, or at all.

(d)Termination of Status. Unless otherwise provided herein or in the applicable Award agreement, the Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment (with or without cause) or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian, or estate or a beneficiary designated by the Participant to receive amounts due in the event of the Participant’s death may be entitled to rights under the Plan.

(e)Withholding. The Company has the right to deduct from all Award payments any taxes required to be withheld with respect to such payment. The Company may decide to satisfy the withholding obligations through additional withholding on salary, wages or other compensation or amounts owed to the Participant. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any Shares on vesting, satisfaction of performance criteria, or payout of an Award, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of Shares, including Shares retained from the Award creating the tax obligation, valued at their fair market value (determined by (or in a manner approved by) the Company). However, except as otherwise provided by the Board, the total tax withholding where Shares are being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain Shares having a fair market value (determined by (or in a manner approved by) the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of Shares (up to the number of Shares having a fair market value equal to the maximum individual statutory rate of tax (determined by (or in a manner approved by) the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. The Company (i) makes no representations or undertaking regarding the tax consequences to any Participant with respect to any Award and (ii) does not commit to structure the terms of the Award to reduce or eliminate the Participant’s liability for taxes.

(f)Amendment of Award. Subject to the terms of the Plan, the Board may amend, modify or terminate any outstanding Award, provided that the Participant’s consent to such action is required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (ii) the action is permitted under Section 7.

(g)Conditions on Delivery of Shares. The Company is not obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company; (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations; and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

9.	Miscellaneous

(a)No Right To Employment or Other Status. No person has any claim or right to be granted an Award under the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)No Rights As Shareholder; Clawback Policy. Subject to the provisions of the applicable Award, no Participant or beneficiary has any rights as a shareholder with respect to any Shares to be issued with respect to an Award until becoming the record holder of such Shares. In accepting an Award under the Plan, a Participant shall agree to be bound by any clawback policy the Company may adopt in the future.

(c)Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions by adopting supplements to the Plan or in the Award agreements evidencing the Awards (in either case a “Sub-Plan”) containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board deems necessary or desirable. Any Sub-Plan adopted by the Board is deemed to be part of the Plan, but each Sub-Plan applies only to Participants within the affected jurisdiction and the Company is not required to provide copies of any Sub-Plan to Participants in any jurisdiction that is not the subject of such Sub-Plan.

(d)Effective Date and Term of Plan. The Plan becomes effective on the date the Plan is approved by the Company’s shareholders and has a term of ten years from the date of shareholder approval, provided that Awards granted prior to such date may extend beyond that date.

(e)Amendment or Termination of Plan. The Board may from time to time amend, suspend or terminate in whole or in part, and if suspended or terminated, may reinstate, any or all of the provisions of the Plan. Notwithstanding the foregoing, no amendment is effective without the approval of the Company’s shareholders if such approval is necessary to comply with the applicable provisions of Section 162(m) or other applicable laws or stock exchange rules or regulations.

(f)Priority of Participant Claims. The Plan is unfunded and does not create (and is not construed to create) a trust. The Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any right by virtue of being granted an Award under the Plan, such right (unless otherwise determined by the Board) is no greater than the right of an unsecured general creditor of the Company.

(g)Compliance with Section 409A of the Code. This Plan is intended to be exempt from or to comply with Section 409A of the Code relating to nonqualified deferred compensation and all terms used herein shall be interpreted consistently therewith. For purposes of Section 409A of the Code, each payment payable under an Award granted hereunder is treated as separate payment. Neither the vesting nor the settlement of any Award may be accelerated or deferred unless permitted or required by Section 409A of the Code. Except as provided in an individual Award agreement initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, the Company shall not pay such portion of the payment, compensation or other benefit before the day that is six months plus one day after the date of “separation from service” (as determined under Code Section 409A) (the “New Payment Date”), except as Section 409A of the Code may then permit. The Company shall pay to the Participant in a lump sum on the New Payment Date the aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and such New Payment Date , and shall pay any remaining payments on their original schedule. Notwithstanding the foregoing, neither the Company nor any of its officers, members of the Board, directors, employees, agents or affiliates has any liability if an Award hereunder is not exempt from or does not comply with Section 409A of the Code.

(h)Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a member of the Board, director, officer, employee or agent of the Company is liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor is any such individual personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company shall indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan is delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(i)Governing Law. The provisions of the Plan and all Awards made hereunder are governed by and interpreted in accordance with the laws of the Netherlands, excluding choice-of-law principles.

Schedule 1
Terms and conditions of Awards granted under the Plan

Each PSU represents a right to receive between 0 and 2.5 Shares upon the satisfaction of both (A) service-based vesting and (B) performance conditions relating to the compound annual growth rate (“CAGR”) of the three-year moving average daily price per Share (“3YMA”). The issuance of Shares pursuant to a PSU upon satisfaction of both conditions A and B listed below is a “Performance Dependent Issuance.”
If the Shares trade on a national securities exchange, then the Company shall use the daily closing sale prices as officially quoted (for the primary trading session) for the last three years to determine the share prices of the Shares for the purpose of calculating the 3YMA. If the Shares are not publicly traded, then the Board shall determine the method for determining the share price.
A.    Service-based Vesting
Except as the Board may otherwise determine in its discretion, each Award granted to employees will vest no faster than 25% per year over four years so long as the Participant continues to provide services to the Company as of the applicable vesting date. PSU vesting dates are the date(s) when the Participant gains the right to a future Performance Dependent Issuance with respect to the PSUs that have satisfied the service-based vesting condition, subject to achievement of the performance conditions described below.
If a Participant terminates his or her employment or other service relationship with the Company or the Company terminates the Participant’s employment or other service relationship with the Company other than for cause (as defined in the applicable Award agreement), the Participant retains only those PSUs that have vested as of his or her termination date. All of the Participant’s unvested PSUs are canceled as of his or her termination date
B.    3YMA Performance
For each Award, the Company shall calculate a baseline 3YMA as of a specified date at the time of grant (the “Baseline Date”) for the purposes of establishing the number of PSUs to be granted and establishing the baseline against which future performance is measured.
At each of the sixth through tenth anniversaries of the Baseline Date (each such date a “Measurement Date”) until such time as the Performance Dependent Issuance for that Award takes place, the Company shall measure the 3YMA. If the 3YMA CAGR on a Measurement Date, relative to the 3YMA on the Baseline Date, equals or exceeds the minimum CAGR set forth in the tables below, then at the first such Measurement Date the Company shall issue to the Participant the number of Shares determined by multiplying the number of vested PSUs in the Award by the percentage based on the level of performance as set forth below.

Table 1
Applies to the 6th-10th anniversaries of the Baseline Date

CAGR as of the Measurement Date	Multiplier to the number of PSUs subject to the Award
11 to 11.99%	125.0%
12 to 12.99%	137.5%
13 to 13.99%	150.0%
14 to 14.99%	162.5%
15 to 15.99%	175.0%
16 to 16.99%	187.5%
17 to 17.99%	200.0%
18 to 18.99%	212.5%
19 to 19.99%	225.0%
20% to 25.8925%	250.0%
25.8925% or above	Variable Cap (as defined below)

The last row of Table 1 applies a limit (the "Variable Cap") to the 3YMA value of the share issuance (defined as the number of Shares to be issued multiplied by the 3YMA at the Measurement Date on which the Performance Dependent Issuance is triggered) to a maximum of ten times the 3YMA grant value of the Award (defined as the number of PSUs granted multiplied by the 3YMA on the Baseline Date). Therefore, in cases of a 3YMA CAGR above 25.8925%, the Variable Cap (which shall be less than 250.0%) will be applied in order to achieve the fixed ten times maximum 3YMA value of the share issuance. The actual closing price of the Shares issued upon the Performance Dependent Issuance may be higher or lower than the 3YMA used to calculate the number of Shares issued at such time.
If the 3YMA does not reach at least 11% CAGR on any Measurement Date corresponding to the sixth to ninth anniversaries of the Baseline Date, then on the Measurement Date corresponding to the tenth anniversary of the Baseline Date, the Company shall use Table 2 below instead of Table 1 for Participants other than Robert Keane (the Company's Chief Executive Officer) and members of the Company’s Supervisory Board. Table 2 below does not apply to PSUs granted to Mr. Keane or members of the Company’s Supervisory Board, and the Company shall use Table 1 above on all Measurement Dates for PSUs granted to Mr. Keane and members of the Company’s Supervisory Board.

Table 2
Applies to the 10th anniversary of the Baseline Date
or to a Change in Control

CAGR as of the Measurement Date	Multiplier to the number of PSUs subject to the Award
11% & higher	Same as the table above
10 to 10.99%	112.5%
9 to 9.99%	100.0%
8 to 8.99%	87.5%
7 to 7.99%	75.0%
Less than 7%	0%

If none of the CAGR performance goals are achieved by the Measurement Date corresponding to the tenth anniversary of the Baseline Date, then the Award terminates and no Shares are issued with respect to the Award.

Table 2 shall apply in a Change in Control (except for PSUs granted to Mr. Keane or members of the Company's Supervisory Board, with respect to which the Table 1 multipliers shall apply in the event of a Change in Control) except that the actual price paid per Share to holders of the Company’s Shares in connection with the Change in Control, as reasonably determined by the Board (not the 3YMA at the date of the Change in Control), shall be used to calculate the CAGR as of the Measurement Date corresponding to the Change in Control relative to the 3YMA on the Baseline Date.

APPENDIX B

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CIMPRESS N.V.

IMPORTANT ANNUAL MEETING INFORMATION

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DESIGNATION (IF ANY)
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual General Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Supervisory Board and Management Board recommend that you vote FOR proposals 1-13.

Proposal	For	Against	Abstain
1. To appoint Paolo De Cesare to serve on our Supervisory Board for a term of four years ending on the date of our annual general meeting of shareholders in 2020.	☐	☐	☐
2. To appoint Mark T. Thomas to serve on our Supervisory Board for a term of four years ending on the date of our annual general meeting of shareholders in 2020.	☐	☐	☐
3. To appoint Sophie A. Gasperment to serve on our Supervisory Board for a term of four years ending on the date of our annual general meeting of shareholders in 2020.	☐	☐	☐
4. Vote on a non-binding "say on pay" proposal regarding the compensation of our named executive officers.	☐	☐	☐
5. Adopt our statutory annual accounts for the fiscal year ended June 30, 2016.	☐	☐	☐
6. Discharge the members of our Management Board from liability with respect to the exercise of their duties during the year ended June 30, 2016.	☐	☐	☐
7. Discharge the members of our Supervisory Board from liability with respect to the exercise of their duties during the year ended June 30, 2016.	☐	☐	☐
8. Authorize the Management Board, acting with the approval of the Supervisory Board, to repurchase up to 6,300,000 of our issued and outstanding ordinary shares until May 15, 2018.	☐	☐	☐
9. Authorize the Management Board, acting with the approval of the Supervisory Board, to issue up to a maximum of 10% of our outstanding share capital and an additional 10% of our outstanding share capital in connection with acquisition activity until May 15, 2018.	☐	☐	☐
10. Authorize the Management Board, with the approval of the Supervisory Board, to exclude or restrict our shareholders' preemptive rights with respect to ordinary shares and rights to subscribe for ordinary shares issued or granted by the Management Board until May 15, 2018.	☐	☐	☐
11. Appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2017.	☐	☐	☐
12. Approve the new compensation program for our Supervisory Board	☐	☐	☐
13. Approve an amendment to our 2016 Performance Equity Plan.	☐	☐	☐

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▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — CIMPRESS N.V.

THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT BOARD

2016 ANNUAL GENERAL MEETING OF SHAREHOLDERS – NOVEMBER 15, 2016

The undersigned, revoking all prior proxies, hereby appoints Robert Keane, Lawrence Gold and Kathryn Leach and each of them with full power of substitution, as proxies to represent and vote as designated hereon, all ordinary shares of Cimpress N.V. (the "Company") that the undersigned would be entitled to vote if personally present at the Annual General Meeting of Shareholders of the Company on Tuesday, November 15, 2016, at the offices of the Company, Hudsonweg 8, 5928 LW Venlo, the Netherlands commencing at 7:00 p.m. Central European Time and any adjournments thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL GENERAL MEETING OR ANY ADJOURNMENTS THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING, SIGNS AND DELIVERS A PROXY WITH A LATER DATE, OR VOTES IN PERSON AT THE MEETING.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual General Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU <u>MUST</u> COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.